UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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TD Ameritrade Holding Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 16, 2011

The Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”) will be held at the Hilton Omaha, 1001 Cass Street in Omaha, Nebraska on Wednesday, February 16, 2011, at 9:00 a.m., Central Standard Time. You may also attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/amtd, where you will be able to vote electronically and submit questions during the meeting.

At the annual meeting the following items of business will be considered:

1) The election of four nominees recommended by the board of directors to the board of directors;

2) An advisory vote on executive compensation;

3) An advisory vote on the frequency of holding an advisory vote on executive compensation;

4) The reapproval of the performance-based compensation measures to be used under the TD Ameritrade Holding Corporation Long-Term Incentive Plan, as required by Section 162(m) of the Internal Revenue Code;

5) The reapproval of the performance-based compensation measures to be used under the TD Ameritrade Holding Corporation Management Incentive Plan, as required by Section 162(m) of the Internal Revenue Code; and

6) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

Only stockholders of record at the close of business on December 20, 2010 will be entitled to notice of and to vote at the meeting.

We have adopted the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to most of our stockholders instead of a paper copy of this proxy statement and our 2010 Annual Report. The Internet Availability Notice contains instructions on how to access and review those documents over the Internet. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice.

Your vote is very important. Whether or not you plan to attend the Annual Meeting (in person or virtually via the Internet), please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your Internet Availability Notice. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person or virtually via the Internet. Proxies are being solicited on behalf of the board of directors.

By Order of the Board of Directors

Ellen L.S. Koplow, Secretary

Omaha, Nebraska
January 7, 2011

TABLE OF CONTENTS

Page

GENERAL INFORMATION ABOUT THE MEETING	1
Quorum and Voting Requirements	1
Voting Electronically	2
PROPOSAL NO. 1 — ELECTION OF DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS	2
Board of Directors	2
Nominees to Board of Directors	3
Directors Not Standing For Election	5
Executive Officers	7
Board Meetings and Committees	9
Code of Ethics	11
Stockholder Communications Policy	11
Section 16(a) Beneficial Ownership Reporting Compliance	12
Stock Ownership of Certain Beneficial Owners and Management	12
Stockholders Agreement	14
EXECUTIVE COMPENSATION AND RELATED INFORMATION	17
Compensation Discussion and Analysis	17
Compensation Committee Report	25
Compensation Committee Interlocks and Insider Participation	25
Summary Compensation Table	26
Grants of Plan-based Awards	27
Outstanding Equity Awards at Fiscal Year-End	28
Option Exercises and Stock Vested	29
Potential Payments Upon Termination or Change-in-Control	29
Director Compensation and Stock Ownership Guidelines	35
Certain Relationships and Related Transactions	37
PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	43
PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	43
PROPOSAL NO. 4 — REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER THE LONG-TERM INCENTIVE PLAN, AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE	44
Summary of the LTIP	45
Summary of U.S. Federal Income Tax Consequences	48
Historical Plan Benefits	50
Required Vote and Board of Directors Recommendation	50
PROPOSAL NO. 5 — REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER THE MANAGEMENT INCENTIVE PLAN, AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE	51
Summary of the MIP	51
Federal Income Tax Considerations	53
Amendment and Termination of the Plan	53
Estimated Bonuses to be Paid to Certain Individuals and Groups	53
Required Vote and Board of Directors Recommendation	54
INFORMATION REGARDING PLANS AND OTHER ARRANGEMENTS NOT SUBJECT TO SECURITY HOLDER ACTION	54

TD Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2011 Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”). The 2011 Annual Meeting will be held on Wednesday, February 16, 2011 at 9:00 a.m., Central Standard Time, at the Hilton Omaha, 1001 Cass Street in Omaha, Nebraska and via the Internet at www.virtualshareholdermeeting. com/amtd, where you will be able to vote electronically and submit questions during the meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about January 7, 2011.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

The Company has one class of common stock. Each share of common stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on December 20, 2010 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 573,629,041 shares of common stock issued and outstanding.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of four Class III directors recommended by the board of directors, an advisory vote on executive compensation, an advisory vote on the frequency of holding an advisory vote on executive compensation, reapproval of the performance-based compensation measures to be used under the TD Ameritrade Holding Corporation Long-Term Incentive Plan and the Management Incentive Plan, as required by Section 162(m) of the Internal Revenue Code and ratification of the appointment of the Company’s independent registered public accounting firm. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxies in accordance with the directions given. Where no instructions are indicated on any such proxy, properly executed proxies will be voted for a “1 YEAR” frequency for holding an advisory vote on executive compensation and “FOR” all of the other proposals set forth in this Proxy Statement for consideration at the Annual Meeting. The directors expect that shares of the common stock held by executive officers and directors of the Company will be voted for a “1 YEAR” frequency for holding an advisory vote on executive compensation and “FOR” all of the other proposals set forth in this Proxy Statement. Such shares represent approximately 12% of the common stock outstanding as of the Record Date. At this time, we are unaware of any matters, other than described above in the Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting. If any other matters come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.

The accompanying proxy is solicited from the holders of the Company’s common stock on behalf of the board of directors of the Company. A proxy is revocable at any time by giving written notice of revocation to the secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy via the Internet, telephone or mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting (in person or via the Internet) may revoke their proxies and vote in person. Stockholders attending the Annual Meeting via the Internet should follow the instructions at www.virtualshareholder meeting. com/amtd in order to vote at the meeting.

A quorum consisting of at least a majority of shares of common stock issued and outstanding must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or shares that are “broker non-votes,” will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter — the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors recommended by the board of directors, an advisory vote on executive compensation, an advisory vote on the frequency of holding an advisory vote on executive compensation and reapproval of the performance-based compensation measures to be used under the Company’s Long-Term Incentive Plan and the Management Incentive Plan, as required by Section 162(m) of the Internal Revenue Code.

Voting Electronically

In order to vote online or via telephone before the Annual Meeting, go to the www.ProxyVote.com Web site or call the toll-free number on the proxy card or Internet Availability Notice and follow the instructions. If you choose not to vote by telephone or electronically, please complete and return the proxy card in the pre-addressed, postage-paid envelope provided. You may also vote while attending the meeting on the Internet.

If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice. If you would like to receive future stockholder materials electronically, please enroll at www.investordelivery.com. Please have the proxy card you received available when accessing the site.

PROPOSAL NO. 1

ELECTION OF DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS

Board of Directors

The Company’s certificate of incorporation divides the Company’s board of directors into three classes, with four directors per class and with each class being elected to a staggered three-year term. J. Joe Ricketts, the Company’s founder, certain members of his family and trusts established for their benefit (collectively, the “Ricketts holders”) owned approximately 15% of our common stock as of the Record Date. The Toronto-Dominion Bank, a Canadian chartered bank, owned approximately 46% of our common stock as of the Record Date. References to “TD” or “TD Bank Financial Group” in this proxy statement refer to The Toronto-Dominion Bank and its subsidiaries. In connection with the Company’s acquisition of TD Waterhouse Group, Inc. (“TD Waterhouse”), the Ricketts holders, TD and the Company entered into a stockholders agreement, as amended (the “Stockholders Agreement”), effective June 22, 2005. Under the Stockholders Agreement, the Company’s board of directors consists of twelve members, up to five of whom may be designated by TD, up to three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company, and three of whom are outside independent directors who are nominated by the Outside Independent Directors (“OID”) Committee and then approved by TD and the Ricketts holders. The right of each of TD and the Ricketts holders to designate directors is subject to their maintenance of specified ownership thresholds of Company common stock, as set forth in the Stockholders Agreement. See discussion under “Stockholders Agreement” for additional information regarding the terms of the Stockholders Agreement. As of the Record Date, based on their respective ownership positions in the Company, TD may designate five members of the board of directors and the Ricketts holders may designate two members. Because TD and the Ricketts holders collectively own more than 50% of the voting power of the outstanding common stock of the Company, the Company qualifies as a “controlled company” for purposes of Nasdaq Rule 5615(c) and therefore is exempt from specified director independence requirements of The Nasdaq Stock Market.

The board of directors has nominated the following persons as directors to be voted upon at the 2011 Annual Meeting: J. Joe Ricketts, Dan W. Cook III, Joseph H. Moglia and Wilbur J. Prezzano, as Class III directors to serve terms ending at the 2014 Annual Meeting. Mr. J. Joe Ricketts is a designee of the Ricketts holders. Mr. Cook is an outside independent director. Mr. Moglia serves as a director under a waiver to the Stockholders Agreement permitting him to serve in the place of an outside independent director so long as he serves as chairman of the board pursuant to his employment agreement. Mr. Prezzano is a designee of TD. W. Edmund Clark, Karen E. Maidment, Mark L. Mitchell and Fredric J. Tomczyk are Class I directors serving terms ending at the 2012 Annual Meeting. Marshall A. Cohen, William H. Hatanaka, J. Peter Ricketts and Allan R. Tessler are Class II directors serving terms ending at the 2013 Annual Meeting. The board of directors has determined that Ms. Maidment and Messrs. Cohen, Cook, Mitchell, Prezzano, and Tessler are independent as defined in Nasdaq Rule 5605.

The board of directors knows of no reason why any of Messrs. J. Joe Ricketts, Cook, Moglia and Prezzano might be unavailable to serve as directors, and each has expressed an intention to serve if elected. If any of Messrs. J. Joe Ricketts, Cook, Moglia and Prezzano is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the board of directors may recommend. With the exception of the Stockholders Agreement and the employment agreement of Mr. Moglia, there are no arrangements or understandings between any of the persons nominated to be a Class III director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and voting, provided a quorum of at least a majority of the outstanding shares of common stock is represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “non-routine” proposal, your broker does not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the election of directors. Proxies submitted pursuant to this solicitation will be voted “FOR” the election of each of Messrs. J. Joe Ricketts, Cook, Moglia and Prezzano as Class III directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF J. JOE RICKETTS, DAN W. COOK III, JOSEPH H. MOGLIA AND WILBUR J. PREZZANO AS CLASS III DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

				Class and
				Year in
			Director	Which
Name	Age	Principal Occupation	Since	Term Expires

J. Joe Ricketts	69	Founder of the Company	1981	Class III 2014
Dan W. Cook III	75	Senior Advisor, MHT Partners, L.P.	2005	Class III 2014
Joseph H. Moglia	61	Chairman of the Company	2006	Class III 2014
Wilbur J. Prezzano	70	Director, The Toronto-Dominion Bank	2006	Class III 2014

J. Joe Ricketts served as chairman of the Company’s board of directors until September 2008. He also held the position of chief executive officer from 1981 through February 2001, except for the period from March 1999 to May 2000, during which he was co-chief executive officer, and the period from May 2000 to August 2000, during which he did not hold the position of chief executive officer. In 1975, Mr. Ricketts became associated with the Company and began serving as a director and officer. By 1981, he acquired majority control of the Company. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co. and a branch manager with The Dun & Bradstreet Corporation, a financial information firm. Mr. Ricketts is a former director of the Securities Industry Association, now known as the Securities Industry and Financial Markets Association. He served as a member of the district committee for District 4 of the NASD from

1996 to 1999. Mr. Ricketts received a B.A. in Economics from Creighton University. He is the father of J. Peter Ricketts, who serves as a director of the Company.

Mr. J. Joe Ricketts is one of the two directors designated by the Ricketts holders. He is the founder of the Company, and has extensive knowledge of the Company and its business, having served as both the chairman of the board and chief executive officer.

Dan W. Cook III has been a senior advisor to MHT Partners, L.P., an investment banking firm, since 2001. Mr. Cook is a retired partner of Goldman Sachs & Co., a leading global investment banking firm. Mr. Cook was a general partner with Goldman Sachs from 1977 to 1992 and served as a senior director from 1992 to 2000. He currently serves on the executive board of the Edwin L. Cox School of Business at Southern Methodist University. He was formerly a director of Centex Corporation and Brinker International. Mr. Cook also serves as trustee or director of several charitable organizations. Mr. Cook received an M.B.A. from Harvard Business School and a B.A. from Stanford University.

Mr. Cook is one of the three outside independent directors. Mr. Cook brings leadership skills and significant financial services experience to the board of directors, having worked in the financial services industry in senior roles at Goldman Sachs for more than 20 years.

Joseph H. Moglia was elected chairman of the Company’s board of directors effective October 1, 2008. Mr. Moglia was named president and head coach of the Virginia Destroyers of the United Football League, effective January 1, 2011. From March 2001 through September 2008 he served as the Company’s chief executive officer. Mr. Moglia joined the Company from Merrill Lynch, where he served as senior vice president and head of the investment performance and product group for Merrill’s private client division. He oversaw all investment products, as well as the firm’s insurance and 401(k) businesses. Mr. Moglia joined Merrill Lynch in 1984 and, by 1988, was the company’s top institutional sales person. In 1992 he became head of global fixed income institutional sales and in 1995 ran the firm’s municipal division before moving to its private client division in 1997. Prior to entering the financial services industry, Mr. Moglia was the defensive coordinator for Dartmouth College’s football team. He coached various teams for 16 years, authored a book on football and wrote 11 articles that were published in national coaching journals. Mr. Moglia serves on the boards of directors of AXA Financial, Inc. and of its subsidiaries, AXA Equitable Life Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America. Mr. Moglia also serves on the board of trustees of the STRATCOM Consultation Committee and is a director for Creighton University and for the National Italian American Foundation. Mr. Moglia received an M.S. in Economics from the University of Delaware and a B.A. in Economics from Fordham University.

Mr. Moglia serves as a director under a waiver to the Stockholders Agreement permitting him to serve in the place of an outside independent director so long as he serves as the chairman of the board. Mr. Moglia has significant financial services and leadership experience, having served as the Company’s chief executive officer from March 2001 through September 2008 and as head of the investment performance and product group for Merrill Lynch’s private client division. His experience as our former chief executive officer is important for his role as chairman of the board.

Wilbur J. Prezzano was employed with Eastman Kodak Company for over 30 years and served in various positions during that time, including as vice chairman of Eastman Kodak Company and chairman and president of Kodak’s greater China region, the positions that he held at the time of his retirement in 1996. Mr. Prezzano serves as a director of The Toronto-Dominion Bank, EnPro Industries, Inc., Lance, Inc. and Roper Industries, Inc. Mr. Prezzano received a Bachelor’s degree and Masters in Business Administration from the University of Pennsylvania.

Mr. Prezzano is one of the five directors designated by TD. He brings leadership skills and financial experience to the board of directors, having served as the vice chairman of Eastman Kodak Company. He brings insights to our board of directors through his service on other public company boards.

Directors Not Standing For Election

					Class and
					Year in
			Director		Which
Name	Age	Principal Occupation	Since		Term Expires

W. Edmund Clark	63	President and Chief Executive Officer, TD Bank Financial Group; Vice Chairman of the Company	2006		Class I 2012
Marshall A. Cohen	75	Counsel, Cassels Brock & Blackwell LLP	2006		Class II 2013
William H. Hatanaka	56	Senior Advisor, TD Bank Financial Group	2006		Class II 2013
Karen E. Maidment	52	Director of the Company	2010		Class I 2012
Mark L. Mitchell	50	Principal, CNH Partners, LLC	1996	*	Class I 2012
J. Peter Ricketts	46	Founder of Drakon LLC	2007	†	Class II 2013
Allan R. Tessler	74	Chairman and Chief Executive Officer of International Financial Group, Inc.	2006		Class II 2013
Fredric J. Tomczyk	55	President and Chief Executive Officer of the Company	2008	‡	Class I 2012

*	Mr. Mitchell previously served on the Company’s board of directors from December 1996 to January 2006 and was reelected in November 2006.

†	Mr. J. Peter Ricketts previously served on the Company’s board of directors from October 1999 to May 2006 and was reelected in October 2007.

‡	Mr. Tomczyk previously served on the Company’s board of directors from January 2006 to June 2007 and was reelected in October 2008 when he became the chief executive officer of the Company.

W. Edmund Clark is president and chief executive officer of TD Bank Financial Group. Mr. Clark has served in this position since December 2002. From July 2000 until his current appointment, Mr. Clark served as president and chief operating officer of TD Bank Financial Group. Prior to joining TD, Mr. Clark was president and chief executive officer of Canada Trust Financial Services. Mr. Clark is a director of The Toronto-Dominion Bank and TD Bank, N.A. (a wholly-owned subsidiary of TD). In 2010, Mr. Clark was appointed to the Order of Canada, one of Canada’s highest distinctions. Mr. Clark graduated from the University of Toronto with a Bachelor of Arts degree. He earned his Master’s degree and Doctorate in Economics from Harvard University.

Mr. Clark is one of the five directors designated by TD. Mr. Clark has significant financial services experience, serving as president and chief executive officer of TD Bank Financial Group since 2002. His financial services expertise is important for his role as vice chairman.

Marshall A. Cohen is counsel to Cassels Brock & Blackwell LLP, a law firm based in Toronto, Canada, which he joined in 1996. Prior to joining that firm, Mr. Cohen served as president and chief executive officer of The Molson Companies Limited from 1988 to 1996. Mr. Cohen currently serves as a director of Barrick Gold Corporation, Gleacher and Company, and TriMas Corporation. He was formerly a director of American International Group, Collins & Aikman Corporation, Lafarge North America Inc., Metaldyne Corp. and The Toronto-Dominion Bank. Mr. Cohen holds a Bachelors degree from the University of Toronto, a law degree from Osgoode Hall Law School and a Masters Degree in Law from York University.

Mr. Cohen is one of the five directors designated by TD. He brings leadership skills and financial experience to the board of directors, having served as the president and chief executive officer of The Molson Companies Limited from 1988 to 1996. He brings insights to our board of directors through his service on other public company boards.

William H. Hatanaka became a senior advisor to the chief executive officer of TD Bank Financial Group in November 2010. Previously, he served as chairman and chief executive officer of TD Waterhouse Canada, Inc. (a wholly-owned subsidiary of TD) and group head, wealth management, for TD Bank Financial Group. He has over 30 years experience in the financial services industry. Prior to joining TD in 2003, Mr. Hatanaka was the chief operating officer for the wealth management arm of the Royal Bank of Canada. He has also held senior executive positions at brokerage firms RBC Dominion Securities, Richardson Greenshields Ltd., and Midland Walwyn Capital. Prior to his career in the financial services industry, Mr. Hatanaka played professional football in the Canadian Football League and was a member of the 1976 Ottawa Rough Riders Grey Cup Championship team. Mr. Hatanaka is the former chairman of the board for the Investment Industry Association of Canada and is a member of the board of directors for the York University Foundation, recently co-chairing the University Capital Campaign. He also serves on the board of directors of the Canadian Centre for Diversity. He holds a B.A. with Honours in Sociology and Economics from York University and has completed the Advanced Management Program at the Harvard Business School.

Mr. Hatanaka is one of the five directors designated by TD. Mr. Hatanaka has significant financial services experience, having served as a senior executive at TD Bank Financial Group overseeing the wealth management group.

Karen E. Maidment has served as a director of the Company since August 2010. Ms. Maidment was chief financial and administrative officer of Bank of Montreal (“BMO”) Financial Group, a financial services organization, from 2007 to 2009, and was responsible for all global finance operations, risk management, legal and compliance, tax, communications and mergers and acquisitions. From 2000 to 2007 she served as the chief financial officer of BMO Financial Group. Ms. Maidment held several executive positions with Clarica Life Insurance Company from 1988 to 2000, including chief financial officer. Ms. Maidment currently serves on the board of directors of TransAlta Corporation. She was formerly a director of Harris Bank, BMO Nesbitt Burns and the Bank of Montreal Pension Fund. Ms. Maidment holds a Bachelor of Commerce degree from McMaster University and is a Chartered Accountant. In 2000, she was named a Fellow of the Institute of Chartered Accountants of Ontario.

Ms. Maidment is one of the five directors designated by TD. She brings leadership skills and significant financial services experience to the board of directors, having most recently served as chief financial and administrative officer of BMO Financial Group. Her financial expertise and experience in risk management and compliance are important for her role as a member of the Audit Committee and Risk Committee.

Mark L. Mitchell served as a director of the Company from December 1996 until January 2006 and served as a member of the Company’s board of advisors in 1993. He was reelected as a director in November 2006. Mr. Mitchell is a principal at CNH Partners, LLC, an investment management firm, which he co-founded in 2001. He was a finance professor at Harvard University from 1999 to 2003 and was a finance professor at the University of Chicago from 1990 to 1999. Mr. Mitchell was a senior financial economist for the Securities and Exchange Commission from 1987 to 1990. He was a member of the Nasdaq quality of markets committee from 2003 to 2005. He was a member of the economic advisory board of NASD from 1995 to 1998. Mr. Mitchell received a Ph.D. in Applied Economics and an M.A. in Economics from Clemson University and received a B.B.A. (summa cum laude) in Economics from the University of Louisiana at Monroe.

Mr. Mitchell is one of the three outside independent directors. He brings significant financial experience and a thorough understanding of the Company, serving as a principal and co-founder of an investment management firm and as a director of the Company since 1996.

J. Peter Ricketts is the founder of Drakon, LLC, an asset management company in Omaha, Nebraska. Mr. Ricketts previously served as a director of the Company from October 1999 to May 2006 before he resigned to campaign for election to the United States Senate for the State of Nebraska. From 1993 to 2005, Mr. Ricketts served in various leadership positions with the Company, including executive vice president and chief operating officer, corporate secretary, president of the private client division, senior vice president of strategy and business development, senior vice president of product development and senior vice president of marketing. Mr. Ricketts is a director of Chicago Baseball Holdings, LLC (the holding company for the Chicago Cubs Major League Baseball franchise), a director and president of the Platte Institute for Economic Research, Inc. and an advisory board member for the Alumni Capital Network, a private equity firm based in New York. He serves on the global advisory board for the University of Chicago Graduate School of Business, as a member of the board of directors of Bellevue University and as a member of the board of trustees for the American Enterprise Institute. Mr. Ricketts received an M.B.A. in marketing and finance and a B.A. in biology from the University of Chicago. J. Peter Ricketts is the son of J. Joe Ricketts, who serves as a director of the Company.

Mr. J. Peter Ricketts is one of the two directors designated by the Ricketts holders. He has extensive knowledge of the Company and its business, having served in senior leadership positions from 1993 to 2005, including chief operating officer.

Allan R. Tessler has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also chairman of the board of Epoch Investment Partners, Inc., formerly J Net Enterprises. He has previously served as chief executive officer of J Net Enterprises, co-chief executive officer of Data Broadcasting Corporation, now known as Interactive Data Corporation, chairman of Enhance Financial Services Group, Inc. and chairman and principal stockholder of Great Dane Holdings. Mr. Tessler is the lead director and chair of the finance committee of Limited Brands, Inc. Mr. Tessler also serves as a director of EnerCrest. He serves as chairman of the board of trustees of the Hudson Institute and is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a B.A. from Cornell University and an L.L.B. from Cornell University Law School.

Mr. Tessler is one of the three outside independent directors. He brings leadership skills and financial services experience to the board of directors, having served as chief executive officer of J Net Enterprises and co-chief executive officer of Interactive Data Corporation. He brings insights to our board of directors through his service as the lead director and chair of the finance committee of Limited Brands, Inc.

Fredric J. Tomczyk is president and chief executive officer of the Company. Mr. Tomczyk has served in this position since October 2008. From July 2007 until his current appointment, he served as the Company’s chief operating officer and was responsible for all operations, technology, retail sales functions and the registered investment advisor channel. He served on the Company’s board of directors from January 2006 until June 2007. From May 2002 until joining the Company, he served as the vice chair of corporate operations for TD Bank Financial Group. From March 2001 until May 2002, Mr. Tomczyk served as executive vice president of retail distribution for TD Canada Trust (a wholly-owned subsidiary of TD) and from September 2000 until March 2001 served as executive vice president and later as president and chief executive officer of wealth management for TD Canada Trust. Prior to joining TD Canada Trust, he was president and chief executive officer of London Life. Mr. Tomczyk serves on Cornell University’s undergraduate business program advisory council. Mr. Tomczyk graduated from Cornell University with a Bachelor of Science, Applied Economics & Business Management. He subsequently obtained his Chartered Accountant designation. In 2006, he was elected as a Fellow of the Institute of Chartered Accountants of Ontario.

Mr. Tomczyk is the president and chief executive officer of the Company. He has significant financial services experience, having worked in the financial services industry for 20 years.

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position

Joseph H. Moglia	61	Chairman
Fredric J. Tomczyk	55	President and Chief Executive Officer
J. Thomas Bradley, Jr.	48	Executive Vice President, Institutional Services
John B. Bunch	44	Executive Vice President, Retail Distribution
William J. Gerber	52	Executive Vice President, Chief Financial Officer
David M. Kelley	50	Executive Vice President, Chief Operating Officer
Ellen L.S. Koplow	51	Executive Vice President, General Counsel and Secretary
Peter J. Sidebottom	48	Executive Vice President, Product, Marketing and Client Experience

See “Nominees to Board of Directors” for information regarding the business experience of Joseph H. Moglia and “Directors Not Standing for Election” for information regarding the business experience of Fredric J. Tomczyk.

J. Thomas Bradley, Jr. joined the Company upon its acquisition of TD Waterhouse in January 2006 and was appointed president of TD Ameritrade Institutional. In November 2009, he was named executive vice president of the Company. In this role, he oversees all institutional business functions, including the Company’s independent investment advisor services, directed brokerage, self-directed 401(k) and retirement trust businesses. Prior to January 2006, he spent nearly 20 years at TD Waterhouse managing a variety of retail and institutional businesses. He was most recently responsible for the U.S. independent advisor services, correspondent clearing and capital markets businesses. Prior to joining TD Waterhouse, Mr. Bradley was a financial advisor with Northwestern Mutual Life and RW Baird & Co. Mr. Bradley has received several industry awards, including The National Association of Personal Financial Advisors’ Special Achievement Award (2006), the Texas Tech Lifetime Achievement Visionary Award (2008) and Investment Advisor Magazine’s Most Influential People (2006 and 2009). Mr. Bradley holds a B.S. degree in business administration, with a concentration in finance, from the University of Richmond, Robins School of Business. He also holds several financial services industry securities licenses.

John B. Bunch joined the Company upon its acquisition of TD Waterhouse in January 2006 and was appointed president of retail distribution in June 2007. In November 2009, he was named executive vice president of the Company. In his current role, he is responsible for the Company’s branch network, investor centers, guidance solutions teams and investor education businesses. From January 2006 until June 2007, he served as President of Retail Sales. From 2004 to 2006, he served as senior vice president of branch distribution for TD Waterhouse, where he oversaw the nationwide retail branch network of over 140 branches. Prior to joining TD Waterhouse, he held numerous management positions in a 14-year career with Charles Schwab & Co., including divisional senior vice president, senior vice president for advice marketing and product development and senior vice president of development and training. Mr. Bunch is a member of the board of directors for Special Olympics Nebraska. He also holds several financial services industry securities licenses.

William J. Gerber was appointed chief financial officer in October 2006. In May 2007, he was named executive vice president of the Company. In his role as chief financial officer, he oversees investor relations, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax, procurement and business development. From May 1999 until October 2006, he served as the Company’s managing director of finance, during which time he played a major role in evaluating merger and acquisition opportunities for the Company, including TD Waterhouse, Datek and NDB. Prior to joining the Company, he served as vice president of Acceptance Insurance Companies, Inc., where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients. He serves on the board of directors for CTMG Inc. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a CPA in the State of Michigan.

David M. Kelley was appointed chief operating officer effective October 1, 2008. In this role, he oversees all operations, technology and strategic project management initiatives, including back-office support for the Company’s retail client service, institutional and clearing business units. From October 2007 until his current appointment, he served as the Company’s chief information officer. Mr. Kelley joined the Company in June 2006 as senior vice president of the retail investor group. From January 2005 to June 2006, Mr. Kelley was an executive consultant. Prior to January 2005, Mr. Kelley spent 19 years at Merrill Lynch, serving in a number of senior executive positions of increasing responsibility in finance and technology, most recently as chief technology officer, corporate divisions, from July 2002 to January 2005. Mr. Kelley received his M.B.A. from Rider University, where he also received his B.S. in Commerce. Mr. Kelley is also a CPA in the State of New Jersey.

Ellen L.S. Koplow has served as general counsel since June 2001 and was named secretary in November 2005. She manages the Company’s legal and government relations departments. She joined the Company in May 1999 as deputy general counsel and was named acting general counsel in November 2000. Prior to joining the Company, Ms. Koplow was managing principal of the Columbia, Maryland office of Miles & Stockbridge P.C. Ms. Koplow graduated cum laude from the University of Baltimore Law School in 1983 where she was a member of the Heuisler

Honor Society, a Scribes Award winner and a Comments Editor for the Law Review. Ms. Koplow also holds a B.A. in Government and Politics from the University of Maryland.

Peter J. Sidebottom joined the Company as executive vice president, product, marketing and client experience, in February 2009. In this role, he is responsible for the Company’s product strategy, marketing and overall client experience, providing leadership and guidance on client-facing initiatives related to product development, client communications and marketing. He also oversees corporate communications. He has nearly 20 years of experience in the financial services industry. Prior to joining the Company, Mr. Sidebottom spent five years at Wachovia Corporation, most recently serving as the head of enterprise planning and strategic initiatives and as chief operating officer of the finance division. Throughout his tenure with Wachovia, his responsibilities included strategic and financial planning, internal consulting, offshoring governance and strategy, global supply chain and supplier management, merger implementation management and corporate mergers and acquisitions. Prior to joining Wachovia, he was a partner with the consulting firm McKinsey & Company, Inc. and served as the assistant director of government relations at Stanford University. Mr. Sidebottom holds a B.A. in public policy from Stanford University and an M.B.A. from Harvard Business School.

Board Meetings and Committees

The board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. The board of directors has a policy requiring the separation of the roles of chief executive officer and chairman of the board, because the board of directors believes it improves the ability of the board to exercise its oversight role. Currently, Mr. Tomczyk serves as the chief executive officer and Mr. Moglia serves as chairman of the board. The chairman oversees the overall strategic business management of the Company. The chairman also establishes the agenda for each board meeting with input from management, as necessary or desired, and from other directors, and coordinates activities of the board of directors with committee chairs. The separation of the roles of chief executive officer and chairman of the board does not affect risk oversight, which is the responsibility of the board of directors, primarily overseen by the Risk Committee. Our management team is responsible for managing risk, using risk management processes, policies and procedures to identify, measure and manage risks.

During the fiscal year ended September 30, 2010, the board of directors held seven meetings. During fiscal year 2010, each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which they served. Although the Company does not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, directors are encouraged to attend. All 11 directors attended the 2010 Annual Meeting of Stockholders.

The board of directors has established six standing committees: Audit, H.R. and Compensation, Corporate Governance, Outside Independent Directors, Non-TD Directors and Risk.

Audit Committee.  The functions performed by the Audit Committee are described in the Audit Committee charter and include (1) overseeing the Company’s internal accounting and operational controls, including assessment of operational, legal and compliance matters, (2) selecting the Company’s independent registered public accounting firm and Managing Director of Corporate Audit and assessing their performance on an ongoing basis, (3) reviewing the Company’s financial statements and audit findings and overseeing the financial and regulatory reporting processes, (4) performing other oversight functions as requested by the board of directors and (5) reporting activities performed to the board of directors. The Audit Committee charter was adopted by unanimous written consent of the board of directors on September 5, 2002 and subsequently was adopted by the Audit Committee at the October 3, 2002 Audit Committee meeting. A revision to the charter was approved by the Audit Committee on July 26, 2010 and subsequently was approved by the board of directors on July 27, 2010. The charter is reviewed and reaffirmed by the Audit Committee annually, with the most recent review and approval at the November 18, 2010 Audit Committee meeting. The Audit Committee charter is available on the Company’s Web site at www.amtd.com under the governance section and is attached to this proxy statement as Appendix A. The Audit Committee is currently composed of Ms. Maidment and Messrs. Cohen, Prezzano and Tessler. Mr. Cohen serves as the Audit Committee’s chairman. All current Audit Committee members are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee and has designated Mr. Tessler as an audit committee financial expert as defined by the Securities and Exchange Commission (“SEC”). The Company’s Audit Committee met 11 times during fiscal year 2010. The Report of the Audit Committee for the fiscal year ended September 30, 2010 appears under PROPOSAL NO. 6 — “RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

H.R. and Compensation Committee.  The H.R. and Compensation Committee, referred to in this proxy statement as the Compensation Committee, reviews and approves broad compensation philosophy and policy and executive salary levels, bonus payments and equity awards pursuant to the Company’s management incentive plans and, in consultation with the Risk Committee, reviews compensation-related risks. The Compensation Committee also reviews the Compensation Discussion and Analysis, discusses it with management and makes a recommendation as to whether it should be included in each proxy statement. The Compensation Committee is currently composed of Messrs. Clark, Cook and Mitchell. Mr. Clark serves as the Compensation Committee’s chairman. The Compensation Committee charter is available on the Company’s Web site at www.amtd.com under the governance section. The Compensation Committee met five times during fiscal year 2010. The Compensation Committee Report appears under “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

Corporate Governance Committee.  The primary purpose of the Corporate Governance Committee is to ensure that the Company has and follows appropriate governance standards. To carry out this purpose, the committee develops and recommends to the board of directors corporate governance principles and leads and oversees the annual self-evaluation of the board of directors and its committees. The Corporate Governance Committee is currently composed of Messrs. Clark, Cohen, Cook, J. Joe Ricketts and Tessler. Mr. Tessler serves as the Corporate Governance Committee’s chairman. The Company’s Corporate Governance Committee met four times during fiscal year 2010. The Corporate Governance Committee charter and the Corporate Governance Guidelines are available on the Company’s Web site at www.amtd.com under the governance section.

Outside Independent Directors Committee.  The OID Committee’s purpose is to assist the board of directors in fulfilling the board’s oversight responsibilities by (1) identifying individuals qualified to serve on the board of directors, (2) reviewing the qualifications of the members of the board and recommending nominees to fill board of director vacancies and (3) recommending a slate of nominees for election or reelection as directors by the Company’s stockholders at the Annual Meeting to fill the seats of directors whose terms are expiring. The OID Committee reviews and approves (or ratifies) any related person transaction that is required to be disclosed by the Company. The OID Committee is also responsible for approving transfers of voting securities by TD and the Ricketts holders not otherwise permitted by the Stockholders Agreement, approving qualifying transactions (as defined in the Stockholders Agreement) and determining the fair market value (or selecting an independent investment banking firm to determine the fair market value) of certain property in connection with the stock purchase and transfer rights of TD and the Ricketts holders set forth in the Stockholders Agreement. The members of the OID Committee are Messrs. Cook, Mitchell and Tessler. Mr. Cook serves as the OID Committee’s chairman. All current OID Committee members are “independent” as defined in the applicable listing standards of The Nasdaq Stock Market. In accordance with the Stockholders Agreement, the OID Committee will not include any director designated by TD or the Ricketts holders. The Company’s OID Committee met five times during fiscal year 2010.

Written communications submitted by stockholders pursuant to the Company’s Stockholder Communications Policy recommending the nomination of a person to be a member of the Company’s board of directors will be forwarded to the chair of the OID Committee for consideration. The OID Committee will consider director candidates who have been identified by other directors or the Company’s stockholders, but it has no obligation to recommend such candidates for nomination, except as may be required by contractual obligation of the Company. Stockholders who submit director recommendations must include the following: (1) a detailed resume outlining the candidate’s knowledge, skills and experience, (2) a one-page summary of the candidate’s attributes, including a statement as to why the candidate is an excellent choice for the board of directors, (3) a detailed resume of the stockholder submitting the director recommendation and (4) the number of shares held by the stockholder, including the dates such shares were acquired.

The OID Committee charter establishes the following guidelines for identifying and evaluating candidates for selection to the board of directors:

1. Decisions for recommending candidates for nomination are based on merit, qualifications, performance, character and integrity and the Company’s business needs and will comply with the Company’s anti-discrimination policies and federal, state and local laws.

2. The composition of the entire board of directors will be taken into account when evaluating individual directors, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the board of directors; the need for financial, business, financial industry, public company and other experience and expertise on the board of directors and its committees; and the need to have directors work cooperatively to further the interests of the Company and its stockholders.

3. Candidates will be free of conflicts of interest that would interfere with their ability to discharge their duties as a director.

4. Candidates will be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole.

5. Any other criteria as the OID Committee may determine.

Notwithstanding any provision to the contrary in the OID Committee charter, when the Company is legally required by contractual obligation to provide third parties with the ability to nominate directors (including pursuant to the Stockholders Agreement discussed below under the heading “Stockholders Agreement”) the selection and nomination of such directors is not subject to the committee’s review and recommendation process. The OID Committee charter is available on the Company’s Web site at www.amtd.com under the governance section.

Non-TD Directors Committee.  The Non-TD Directors Committee is composed of all of the directors not designated by TD. The purpose of this committee is to make determinations relating to any acquisition by the Company of a competing business held by TD. The Non-TD Directors Committee is currently composed of Messrs. Cook, Mitchell, Moglia, J. Joe Ricketts, J. Peter Ricketts, Tessler and Tomczyk. The Non-TD Directors Committee did not meet during fiscal year 2010.

Risk Committee.  The Risk Committee was formed in February 2010 for the purpose of assisting the board of directors in its oversight responsibilities relating to the identification, monitoring and assessment of the key risks of the Company. Ms. Maidment and Messrs. Hatanaka, Mitchell and J. Peter Ricketts currently serve as members of the Risk Committee. Mr. Mitchell serves as the Risk Committee’s chairman. The Risk Committee met two times during fiscal year 2010.

Code of Ethics

The Company has a code of business conduct and ethics that applies to all employees and the board of directors. A copy of this code is publicly available as Exhibit 14 of the Company’s quarterly report on Form 10-Q filed with the SEC on May 6, 2004.

Stockholder Communications Policy

Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary
TD Ameritrade Holding Corporation
6940 Columbia Gateway Drive
Columbia, Maryland 21046

A stockholder must include his, her or its name and address in any such written communication and indicate whether he, she or it is a Company stockholder.

The corporate secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee. The corporate secretary will not forward to directors non-substantive communications or communications that appear to pertain to personal grievances, but will instead forward them to the appropriate department within the Company for resolution. The corporate secretary will retain a copy of such communications for review by any director upon his or her request.

Communications from a Company employee or agent will be considered stockholder communications under this policy if made solely in his or her capacity as a stockholder. No communications from a Company director or officer will be considered stockholder communications under this policy. In addition, proposals submitted by stockholders for inclusion in the Company’s annual proxy statement, and proposals submitted by stockholders for presentation at the Company’s annual stockholders meeting, will not be considered stockholder communications under this policy. Written communications submitted by stockholders recommending the nomination of a person to be a member of the Company’s board of directors will be forwarded to the chair of the OID Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon the Company’s review of forms filed by directors, officers and certain beneficial owners of the Company’s common stock (the “Section 16(a) Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), the Company has identified Joseph H. Moglia’s Forms 4 filed on November 20, 2009, March 4, 2010 and March 12, 2010 as late filings by the Section 16(a) Reporting Person.

Stock Ownership of Certain Beneficial Owners and Management

As of the Record Date, there were 573,629,041 shares of common stock issued and outstanding. The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s common stock by each of the current executive officers named in the Summary Compensation Table, by directors and nominees, by each person believed by the Company to beneficially own more than 5% of the Company’s common stock, by all current executive officers and directors of the Company as a group and by certain other Company stockholders. Shares of common stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Restricted stock units held by our directors and officers do not have voting rights until the units vest and the underlying shares are distributed. Deferred stock units held by our directors do not have voting rights until the underlying shares are distributed to the holder pursuant to his or her deferral election. The business address of each of the Company’s directors and executive officers is: TD Ameritrade Holding Corporation, 4211 South 102nd Street, Omaha, Nebraska 68127.

	Number of	Percent of
	Shares of	Shares of
	Common	Common
Name	Stock	Stock

Directors and Executive Officers
J. Joe Ricketts,(1) Founder, Director	68,114,699	11.9%
Joseph H. Moglia,(2) Chairman	6,074,589	1.0%
Fredric J. Tomczyk,(3) President and Chief Executive Officer, Director	1,452,266	*
William J. Gerber,(4) Executive Vice President, Chief Financial Officer	240,261	*
John B. Bunch,(5) Executive Vice President, Retail Distribution	264,707	*
David M. Kelley,(6) Executive Vice President, Chief Operating Officer	260,060	*
J. Thomas Bradley, Jr.,(7) Executive Vice President, Institutional Services	184,117	*
W. Edmund Clark, Director	6,000	*
Marshall A. Cohen,(8) Director	69,353	*
Dan W. Cook III,(9) Director	46,748	*
William H. Hatanaka, Director	3,000	*
Karen E. Maidment,(10) Director	5,401	*
Mark L. Mitchell,(11) Director	38,889	*
Wilbur J. Prezzano,(12) Director	61,184	*
J. Peter Ricketts,(13) Director	1,623,445	*
Allan R. Tessler,(14) Director	44,921	*
All Directors and Executive Officers as a group(15) (18 persons)	78,938,910	13.6%
Other Stockholders
The Toronto-Dominion Bank(16)	264,719,287	46.1%
Toronto-Dominion Centre P.O. Box 1 Toronto, Ontario, Canada M5K 1A2
Marlene M. Ricketts 1994 Dynasty Trust(17)	8,186,112	1.4%
J. Joe Ricketts 1996 Dynasty Trust(17)	8,186,688	1.4%

*	Less than 1% of the issued and outstanding shares.

(1)	Shares of common stock beneficially owned by Mr. J. Joe Ricketts consist of 15,132,694 shares held by him individually; 38,107,328 shares held by him individually and pledged as collateral; 14,109,483 shares held by Marlene M. Ricketts, his spouse, individually; 340,072 shares held in the J. Joe Ricketts IRA; 332,352 shares held in the Marlene M. Ricketts IRA; and 92,770 restricted stock units.

(2)	Consists of 619,589 shares held by Mr. Moglia individually; and 5,455,000 shares issuable upon the exercise of options exercisable within 60 days.

(3)	Consists of 245,719 shares held by Mr. Tomczyk individually; 602,442 shares issuable upon the exercise of options exercisable within 60 days; and 604,105 restricted stock units.

(4)	Consists of 36,196 shares held by Mr. Gerber individually; 17,831 shares held in Mr. Gerber’s 401(k) account; 105,188 shares issuable upon the exercise of options exercisable within 60 days; and 81,046 restricted stock units.

(5)	Consists of 19,493 shares held by Mr. Bunch individually and 245,214 restricted stock units.

(6)	Consists of 73,373 shares held by Mr. Kelley individually and 186,687 restricted stock units.

(7)	Consists of 41,250 shares held by Mr. Bradley individually and 142,867 restricted stock units.

(8)	Consists of 8,323 shares held by Mr. Cohen individually; 18,277 restricted stock units; and 42,753 stock units held in a deferred compensation account for Mr. Cohen.

(9)	Consists of 10,132 shares held by Mr. Cook individually; 18,277 restricted stock units; 12,971 shares issuable upon the exercise of options exercisable within 60 days; and 5,368 stock units held in a deferred compensation account for Mr. Cook.

(10)	Consists of 3,349 restricted stock units and 2,052 stock units held in a deferred compensation account for Ms. Maidment.

(11)	Consists of 15,030 shares held by Mr. Mitchell individually; 18,277 restricted stock units; and 5,582 stock units held in a deferred compensation account for Mr. Mitchell.

(12)	Consists of 8,323 shares held by Mr. Prezzano individually; 18,277 restricted stock units; and 34,584 stock units held in a deferred compensation account for Mr. Prezzano.

(13)	Consists of 100,837 shares held by Mr. J. Peter Ricketts individually; 300,000 shares held by Mr. Ricketts jointly with his spouse; 19,950 shares held in trusts for the benefit of Mr. Ricketts’ children; 67,098 shares in the Ricketts/Shore 2003 Gift Trust; 70,065 shares held by Mr. Ricketts individually in an IRA account; 18,277 restricted stock units; 170,353 shares held in annuity trusts for the benefit of Mr. Ricketts; and 876,865 shares in the Marlene M. Ricketts 2004-2 Qualified Annuity Trust, for which Mr. Ricketts is co-trustee and his mother is a grantor and a beneficiary.

(14)	Consists of 16,644 shares held by Mr. Tessler individually; 18,277 restricted stock units; and 10,000 shares held by International Financial Group, Inc. Mr. Tessler is chairman, chief executive officer and sole stockholder of International Financial Group, Inc.

(15)	Includes 6,376,920 shares issuable upon the exercise of options exercisable within 60 days.

(16)	Based on a Form 3 filed on August 6, 2010 by TD Luxembourg International Holdings S.a.r.l., a wholly-owned subsidiary of The Toronto-Dominion Bank. Pursuant to the Stockholders Agreement described below, TD’s voting power is limited to 45% of the outstanding common stock of the Company. Therefore, TD’s voting power is limited to 258,133,068 shares as of the Record Date.

(17)	The trustees of the Marlene M. Ricketts 1994 Dynasty Trust and the J. Joe Ricketts 1996 Dynasty Trust are the children of J. Joe Ricketts and Marlene M. Ricketts.

Stockholders Agreement

Concurrently with entering into the share purchase agreement related to the Company’s acquisition of TD Waterhouse, the Company, the Ricketts holders and TD entered into the Stockholders Agreement. The Stockholders Agreement contains certain governance arrangements and various provisions relating to board of director composition, stock ownership, transfers by TD and the Ricketts holders, voting and other matters.

Governance of TD Ameritrade.  The Stockholders Agreement provides that the board of directors of the Company consists of twelve members, five of whom may be designated by TD, three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company and three of whom are outside independent directors. The outside independent directors are nominated by the OID Committee and subject to the consent of TD and the Ricketts holders. The number of directors designated by TD and the Ricketts holders depends on their maintenance of specified ownership thresholds of common stock and may increase or decrease from time to time based on those ownership thresholds, but will never exceed five in the case of TD or three in the case of the Ricketts holders.

In order to accommodate both the election of Joseph H. Moglia as chairman of the board of directors and Fredric J. Tomczyk as chief executive officer, effective October 1, 2008, given the limitation of twelve members of the board of directors and other rights provided under the Stockholders Agreement, TD waived its right to designate one of its directors so long as Mr. Moglia serves as chairman of the board. On August 3, 2009, the Company entered into Amendment No. 2 and Waiver to the Stockholders Agreement (“Amendment No. 2”). Under Amendment No. 2: (a) the Company consented to the termination of the waiver by TD of its right to designate one of its five TD directors; (b) certain provisions of the Stockholders Agreement and the certificate of incorporation were waived to the extent necessary to permit Mr. Moglia, instead of an outside independent director, to fill the board of directors vacancy created by the resignation of one of the directors designated by the Ricketts holders as a result of the reduction in ownership of Company common stock by the Ricketts holders, and (c) in the event the Ricketts holders are entitled to fill a third seat on the board of directors during any time that Mr. Moglia serves as chairman of the board pursuant to his employment agreement, TD agrees to waive its right to designate one of its five directors to accommodate the continued service of Mr. Moglia as a director, and TD will cause one of its five designated directors to resign to permit a director designated by the Ricketts holders to join the board of directors. This waiver by TD of its right to designate one of its five directors would continue only so long as Mr. Moglia serves as chairman of the board pursuant to his employment agreement. Upon Mr. Moglia ceasing to be chairman of the board, the TD waiver would expire and TD would have the right to designate the full number of TD directors provided for in the Stockholders Agreement.

The Stockholders Agreement provides, subject to applicable laws and certain conditions and exceptions, that the Company shall cause each committee of its board of directors to consist of two of the directors designated by TD, one of the directors designated by the Ricketts holders and two of the outside independent directors. These levels of committee representation are subject to adjustment from time to time based on TD’s and the Ricketts holders’ maintenance of specified ownership thresholds. The parties to the Stockholders Agreement each agreed to vote their shares of common stock in favor of, and the Company agreed that it would solicit votes in favor of, each director nominated for election in the manner provided for in the Stockholders Agreement.

Share Ownership.  TD is permitted to exercise voting rights only with respect to 45% of the outstanding shares of common stock of the Company for the remaining term of the Stockholders Agreement. Under the Stockholders Agreement, if our stock repurchases cause TD’s ownership percentage to increase above 45%, TD is only permitted to own up to 48% of our outstanding common stock and TD has until January 24, 2014 to reduce its ownership to 45%. The Stockholders Agreement also provides that TD will not, subject to certain exceptions, solicit proxies with respect to common stock. Notwithstanding the limitations on TD’s ownership described above, the Stockholders Agreement permits TD to make a non-public proposal to the board of directors to acquire additional shares pursuant to a tender offer or merger for 100% of the outstanding voting securities of the Company and to complete such a transaction, subject to the approval of independent directors and holders of a majority of the outstanding shares of common stock not affiliated with TD. Under the Stockholders Agreement, the Ricketts holders may acquire additional shares of common stock only up to an aggregate ownership interest of 29% of the outstanding common stock.

Right to Purchase Securities.  TD and the Ricketts holders have the right to purchase up to their respective proportionate share of future issuances of common stock, other than in connection with the Company stock issued as consideration in an acquisition by the Company. If the Company proposes to issue shares as consideration in an acquisition, the Company will discuss in good faith with TD and the Ricketts holders alternative structures in which a portion of such shares would be sold to TD or the Ricketts holders, with the proceeds of such sale used to fund the acquisition.

The Stockholders Agreement further provides that if the Company engages in discussions with a third party that could result in the acquisition by such party of 25% of the voting securities or consolidated assets of the Company, the Company must offer TD the opportunity to participate in parallel discussions with the Company regarding a comparable transaction.

Transfer Restrictions.  The Stockholders Agreement generally prohibits TD and the Ricketts holders from transferring shares of common stock, absent approval of the OID Committee, to any holder of 5% or more of the outstanding shares of the Company, subject to certain exceptions. As long as TD and the Company constitute the same audit client, TD may not engage the auditor of the Company, and the Company will not engage the auditors of TD, to provide any non-audit services.

Information Rights.  Subject to confidentiality and nondisclosure obligations and as long as it owns at least 15% of the outstanding shares of common stock, TD is entitled to access information regarding the Company’s business, operations and plans as it may reasonably require to appropriately manage and evaluate its investment in the Company and to comply with its obligations under U.S. and Canadian laws.

Obligation to Repurchase Shares.  If the Company issues shares of its common stock pursuant to any compensation or similar program or arrangement, then the Company will, subject to certain exceptions, use its reasonable efforts to repurchase a corresponding number of shares of its common stock in the open market within 120 days after any such issuance.

Non-Competition Covenants.  Subject to specified exceptions, the Stockholders Agreement generally provides that neither TD nor J. Joe Ricketts (so long as he is a director of the Company) or their respective affiliates may participate in or own any portion of a business engaged in the business of providing securities brokerage services in the U.S. (or, solely in the case of Mr. Ricketts and his affiliates, in Canada) to retail traders, individual investors and registered investment advisors. If TD acquires indirectly a competing business as a result of its acquisition of a non-competing business, TD must offer to sell the competing business to the Company at its appraised fair value determined in accordance with the terms of the Stockholders Agreement. If the Company decides not to purchase the competing business, TD must use commercially reasonable efforts to divest the competing business within two years. Mr. Ricketts, TD and their affiliates are permitted under the terms of the Stockholders Agreement to own a passive investment representing less than 2% of a class of equity securities of a competing business so long as the class of equity securities is traded on a national securities exchange in the U.S. or the Toronto Stock Exchange. TD also is permitted to engage in certain activities in the ordinary course of its banking and securities businesses. In addition, the Company has agreed that it will not hold or acquire control of a bank or similar depository institution except (1) incidentally in connection with the acquisition of an entity not more than 75% of whose revenues are generated by commercial banks or (2) in the event that TD does not hold control of any bank or similar depository institution that is able to offer money market deposit accounts to clients of the Company as a designated sweep vehicle or TD has indicated that it is not willing to offer such accounts to clients of the Company through a bank or similar depository institution it controls.

Termination of the Stockholders Agreement.  The Stockholders Agreement will terminate (1) with respect to the Ricketts holders, when their aggregate ownership of common stock falls below approximately 4% and (2) in its entirety, upon the earliest to occur of (a) the consummation of a merger or tender offer where TD acquires 100% of the common stock, (b) January 24, 2016, (c) the date on which TD’s ownership of common stock falls below approximately 4% of the outstanding voting securities of the Company, (d) the commencement by a third party of a tender offer or exchange offer for not less than 25% of common stock, unless the board of directors recommends against the offer and continues to take steps to oppose the offer, (e) the approval by the board of directors of a business combination that would result in another party owning more than 25% of the voting securities or consolidated assets of the Company or which would otherwise result in a change of control of the Company, or (f) the acquisition of more than 20% of the voting securities of the Company by a third party. For a period of up to one year following a termination under clause (2)(d), (2)(e) or (2)(f) above, TD and the Ricketts holders will be prohibited from acquiring shares of common stock that would cause, in the case of TD, its aggregate ownership to exceed 45% or, in the case of the Ricketts holders, 29%, except pursuant to a tender offer or merger for 100% of the outstanding shares of common stock approved by the holders of a majority of the Company’s outstanding shares of common stock (other than the Ricketts holders and TD). In addition, during that one-year period, the provisions of the Stockholders Agreement relating to the designation of directors and certain other provisions will remain in effect.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

This section describes the compensation for our chief executive officer and chief financial officer in fiscal year 2010, as well as each of our other three most highly compensated executive officers employed at the end of fiscal year 2010, all of whom we refer to together as our named executive officers. Our named executive officers for fiscal year 2010 were:

•	Fredric J. Tomczyk, President and Chief Executive Officer

•	William J. Gerber, Executive Vice President, Chief Financial Officer

•	John B. Bunch, Executive Vice President, Retail Distribution

•	David M. Kelley, Executive Vice President, Chief Operating Officer

•	J. Thomas Bradley, Jr., Executive Vice President, Institutional Services

This discussion and the executive compensation tables below are based on the employment agreements of Messrs. Tomczyk and Bunch, as well as the terms of our management incentive plan and long-term incentive plan. We refer you to those agreements and plan documents for the complete terms.

Where you can find more information
Name	Description	SEC Filing
Fredric J. Tomczyk	Employment Agreement	•	Quarterly Report on Form 10-Q filed on August 8, 2008, Exhibit 10.2

John B. Bunch	Employment Agreement	•	Quarterly Report on Form 10-Q filed on February 5, 2010, Exhibit 10.3

All Executive Officers	Long-Term Incentive Plan	•	Appendix B to this Proxy Statement
	Management Incentive Plan	•	Appendix C to this Proxy Statement

We have organized this report as follows:

1.	First, we provide information regarding our Compensation Committee and its role in setting executive compensation.

2.	Next, we discuss the guiding principles underlying senior executive compensation policies and decisions.

3.	We describe the risk assessment of our compensation programs.

4.	We discuss the elements of compensation, how we determined the amount of each element and how each element fits into the Company’s compensation objectives.

5.	We describe stock ownership guidelines.

6.	We discuss severance and change in control provisions.

7.	We discuss certain tax treatment of senior executive compensation.

8.	We conclude by describing compensation-related actions since the end of fiscal year 2010.

1.	The H.R. and Compensation Committee

The Compensation Committee establishes and administers the Company’s executive compensation programs and, in consultation with the Risk Committee, reviews compensation-related risks. The board of directors evaluates the performance of the chief executive officer and reviews the Compensation Committee’s compensation recommendation in light of pre-established goals and objectives. The Compensation Committee then formally approves the chief executive officer’s compensation. The chief executive officer and the Compensation Committee together assess the performance of the other named executive officers and determine their compensation based on initial recommendations from the chief executive officer. Beginning in October 2005, the Compensation Committee retained Mercer Human Resources Consulting to advise the Compensation Committee on executive compensation practices and market compensation levels. Annually, Mercer provides the Compensation Committee with independent validation of the market data provided by management. In addition, Mercer provides management with guidance on industry trends and best practices. Management also engages Mercer to provide consulting services to the Company on its health and welfare plans. In fiscal year 2010, Mercer and its affiliates earned approximately $8,000 in fees for executive compensation market analysis and approximately $407,000 in fees for other services, including consulting services on the Company’s health and welfare plans and compensation market survey software. These other services were not approved by the board of directors or the Compensation Committee because they relate to broad-based compensation and benefit plans.

The Compensation Committee is composed of three non-employee directors of the board. No member of the Compensation Committee during fiscal year 2010 was an employee of the Company or any of its subsidiaries at the time of his service on the Compensation Committee. Each member of the Compensation Committee during fiscal year 2010 qualified as a “non-employee director” under rule 16b-3 under the 1934 Act and as an “outside director” under section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”).

The Compensation Committee has delegated to the chief executive officer the authority to increase the compensation of, and grant equity awards to, any employee whose compensation is less than the tenth highest paid employee participating in the management incentive plan, or MIP, subject in each case to any increase or grant being (1) within the budget previously approved by the Compensation Committee and (2) in accordance with the terms of the applicable compensation plan.

In addition, the Compensation Committee approved a discretionary restricted stock unit, or RSU, award for Mr. Bradley in March 2010 with a value of $500,000. This award was granted to recognize Mr. Bradley’s performance and also to provide an additional retention incentive. He was the only named executive officer to receive an award of discretionary RSUs during fiscal year 2010.

2.	Guiding Principles

The objective of the executive compensation plans is to attract, retain and motivate high-performing executives to create sustainable long-term value for stockholders. To achieve this objective, the Company and the Compensation Committee use the following guiding principles when evaluating executive compensation policies and decisions:

•	Alignment with the Company’s Business Strategy

—	Executive compensation is linked with the achievement of specific strategic business objectives and the Company’s overall performance.

—	Compensation plans are linked to key business drivers that support long-term stockholder value creation.

•	Alignment to Stockholders’ Interests

—	The interests of executives are aligned with those of long-term stockholders through policy and plan design.

—	Stock ownership guidelines are used to align the interests of executives with those of stockholders over the long term.

—	As an executive increases in seniority, an increasing percentage of total compensation is subject to vesting through the greater use of equity-based awards to aid in retention and to focus executives on sustainable long-term performance.

•	Risk Management

—	Compensation plan design should not create an incentive for excessive risk-taking and each plan is reviewed periodically to determine that it is operating as intended.

•	Pay for Performance

—	Clear relationships should exist between executive compensation and performance. Compensation should reward both corporate and individual performance.

—	Total compensation includes a meaningful variable component that is linked to key business objectives.

—	A substantial portion of variable compensation is awarded in the form of equity-based awards.

—	Equity awards are generally granted based on the achievement of annual performance goals and are subject to time-based vesting.

—	Incentive compensation is subject to risk of forfeiture in accordance with the clawback policy.

—	The Compensation Committee has the ability to exercise negative discretion to reduce compensation as appropriate.

•	Pay Competitively

—	Target total compensation should be based on the median of the competitive market and adjusted to reflect scope of responsibility, experience, potential and performance or other factors specific to the executive.

3.	Risk Assessment

The Compensation Committee, together with the Risk Committee, assessed all of the Company’s compensation plans and has concluded that our compensation plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed all of the Company’s executive and broad-based compensation plans to determine if any provisions or practices create undesired or unintentional risk of a material nature. This risk assessment process included a review of plan design, including business drivers and performance measures. Incentive compensation plan design varies across business units based on differing goals established for business units. Incentive compensation targets are reviewed annually and adjusted as necessary to align with CEO goals. The Company’s compensation structure includes the following risk-mitigating factors: approval of executive compensation by a committee of independent directors, performance-based long-term incentive awards aligned with stockholder interests, stock ownership guidelines and a clawback policy (described below).

4.	Elements of Compensation

Targeted Overall Compensation

The Company operates in the highly competitive financial services sector, with a leadership position in retail securities brokerage services. The overall compensation program is designed to align the interests of executives with those of our stockholders and be competitive with the compensation practices of financial services companies with characteristics similar to the Company (identified below).

In 2009, the Company revised its executive compensation comparator group to provide a broader market perspective focused on firms with key business segments similar to the Company. The comparator group consists of: E*TRADE Financial Corporation, The Charles Schwab Corporation, Ameriprise Financial, Inc., Blackrock, Inc., Franklin Resources, Inc., Legg Mason, Inc., MF Global Ltd., Northern Trust Corporation, optionsXpress Holdings Inc., Raymond James Financial Inc. and T. Rowe Price Group Inc. The criteria for determining the comparator group were industry, products, operations, market capitalization, total revenue and client assets/assets under management.

Target total compensation consists of an executive’s base salary and incentive compensation, which includes annual cash and equity compensation.

These targeted total compensation levels are developed using market data from our comparator group and other financial services compensation data obtained from human resources consulting firms, such as McLagan, Mercer and Towers Watson. The executive positions considered as part of the competitive market reflect responsibilities that are similar to the responsibilities of our executive officers, where available. Mercer, our outside independent compensation consultant, reviewed the market compensation information and confirmed its appropriateness as a point of reference in setting target total compensation levels for each of our named executive officers.

A significant portion of each executive’s total compensation is variable or “at risk”. The “at risk” portion of total compensation includes the annual cash incentive and the annual equity incentive, which are both linked to performance during the year. If the Company’s or individual’s performance is poor, “at risk” compensation may decrease. Conversely, if the Company’s or individual’s performance is strong, “at risk” compensation may increase.

The equity incentive compensation target is established so that a meaningful portion of total compensation is awarded as equity which vests after three years. The target mix between cash and equity is based on total compensation level, with the portion that is awarded as equity generally increasing as total compensation increases. This practice, combined with stock ownership guidelines, promotes retention and focuses executives on executing business strategies, sustaining performance and growing value for stockholders over the long-term.

Each named executive officer had a base salary and target annual incentive award for fiscal year 2010 as follows:

		Target	Target Equity	Total Target	Targeted Overall
	Base Salary	Cash Incentive	Incentive	Incentive	Compensation
Name	($)	($)	($)	($)	($)
Fredric J. Tomczyk	500,000	1,500,000	3,500,000	5,000,000	5,500,000
William J. Gerber	350,000	475,000	475,000	950,000	1,300,000
John B. Bunch	400,000	800,000	800,000	1,600,000	2,000,000
David M. Kelley	400,000	800,000	800,000	1,600,000	2,000,000
J. Thomas Bradley, Jr.(1)	387,500	531,250	531,250	1,062,500	1,450,000

(1)	Mr. Bradley’s base salary and targeted incentive compensation is calculated using weighted averages of his base salary of $350,000 and target incentive of $950,000 for the first three months of fiscal year 2010 and base salary of $400,000 and target incentive of $1,100,000 for the last nine months of fiscal year 2010.

Consistent with the Company’s overall principles, a large percentage of the total compensation package is paid only after an executive satisfies performance objectives. The Company has generally designed its compensation plans so that as target total compensation increases the percentage of performance-based compensation also increases, thereby establishing a progressively higher percentage of performance-based compensation. The percentage of each executive’s targeted overall compensation that was subject to performance-based objectives for fiscal 2010 was:

Performance-
Name	Based

Fredric J. Tomczyk	91%
William J. Gerber	73%
John B. Bunch	80%
David M. Kelley	80%
J. Thomas Bradley, Jr.	73%

Annual Incentive Award

The board of directors and the Compensation Committee believe that the Company’s annual diluted earnings per share, or EPS, is an important measure of the Company’s success. In fiscal year 2010, awards under the annual incentive plan for executive officers were initially based on the achievement of an EPS goal established by the Compensation Committee in order to align the short-term interests of executives with those of our stockholders. In addition, the following factors were considered in determining the actual annual incentive award of our executive officers:

•	Attainment of key quantitative and qualitative long-term goals, established by the CEO and approved by the Compensation Committee, which we refer to as the CEO goals and

•	Attainment of individual quantitative and qualitative performance goals.

The Compensation Committee reserved the right to reduce the payouts initially determined by the achievement of EPS by up to 20% based on the specific performance of the CEO goals and up to an additional 20% based on each executive’s specific performance of individual goals. In addition, the Compensation Committee retains the ability to exercise further negative discretion to reduce incentive payments to executives.

The design of our annual incentive plan supports our pay-for-performance philosophy and more closely aligns each executive to the long-term growth of the Company and the business strategy for which each executive is most responsible. Based on pre-established EPS and CEO goals, the Compensation Committee believes that the design provides for a balanced assessment of short and long-term performance.

A portion of the annual incentive award is granted in equity under the Long-Term Incentive Plan, or the LTIP. Equity is used to motivate, reward and retain key executives and to align their interests to those of stockholders. If the Company grants RSUs as a component of the annual incentive, the RSUs will fully vest on the third anniversary of the grant date, so long as the executive is then employed by the Company. This vesting schedule aligns the long-term interests of executives with those of our stockholders.

In February 2010, the Compensation Committee approved amendments to the MIP and the LTIP and also approved a new form of RSU agreement to permit the “clawback” of cash and equity awards granted pursuant to the MIP and LTIP if the Compensation Committee determines, within three years of the date of the award, that the conduct described below has occurred. Generally, under the terms of the clawback provisions, an executive who is involved in misconduct that results in a restatement of the Company’s financial statements or who commits an act of fraud, negligence or breach of fiduciary duty can be required to forfeit and transfer to the Company, at no cost to the Company, any unvested RSUs and any shares of common stock issued in connection with vested RSUs and to repay to the Company any cash incentive awarded under the MIP or any gain realized from the disposition of any such shares of common stock awarded under the LTIP. The board of directors adopted the clawback policy to prevent executives from unjustly benefiting from certain wrongful conduct. In addition, the new form of RSU agreement includes a provision that increases the number of RSUs awarded to account for the effect of cash dividends paid by the Company.

The Compensation Committee believes that the clear performance measures and specific targets used by the Company ensure a strong, team-oriented, pay-for-performance philosophy. Our compensation plans are designed to permit the full incentive payments to executive officers to qualify as performance-based compensation under section 162(m) of the Code.

Fiscal Year 2010

For fiscal year 2010, the Compensation Committee established an EPS target for the annual incentive award of $0.80, with the following range:

Fiscal Year 2010
Annual Incentive
Award Payout
Fiscal Year 2010 EPS ($)	(% of Target)

1.80	200%
1.20	140%
1.00	120%
0.80	100%
0.60	80%
0.40	40%
0.20	0%

In fiscal year 2010, the Company achieved EPS of $1.00. Accordingly, under the terms of the annual incentive program for fiscal year 2010, the Compensation Committee approved annual incentive awards equal to 120% of the target annual incentive, subject to the exercise of up to 20% negative discretion for the CEO goals, up to 20% negative discretion for individual performance goals and further negative discretion based on other qualitative factors determined by the Compensation Committee. The Compensation Committee did not utilize a formula for CEO goals or individual performance assessment, as it does with EPS, in determining the amount of negative discretion to apply. The CEO goals used in fiscal year 2010 to determine the appropriate amount, if any, of negative discretion to be used for each executive consisted of the following key corporate performance goals: market share, net new client assets, client experience, progress on strategic initiatives, associate engagement and delivering superior stockholder return. The Compensation Committee decided that significant strides were accomplished in 2010 on reaching the CEO goals and applied 5% negative discretion, reducing the maximum incentive award funding to 115% for all named executive officers. In addition, the Compensation Committee evaluated incentive funding in light of year-over-year EPS results and other qualitative factors regarding the Company’s fiscal year 2010 performance and applied an additional 15% negative discretion, resulting in a maximum incentive funding of 100%. The Compensation Committee then used its judgment to measure the individual performance of each named executive officer in order to determine the amount of any additional negative discretion to employ. After all negative discretion was applied, actual incentive awards, as summarized in the table below, ranged from 90% to 100% of target for the named executive officers.

Management was rewarded in fiscal year 2010 for successfully executing on a business strategy, in the face of extremely difficult operating conditions, that resulted in record new client accounts and net new client assets. The 2010 annual incentive awards consisted of a cash component and an equity component. The amount of incentive compensation based on achieving individual performance goals was awarded solely in equity in order to increase the retention value of the compensation and to further align the interests of our executives to the long-term success of the Company. This had the effect of increasing the equity component of the annual incentive while decreasing the cash component, with no net effect on the overall award.

The following table sets forth the actual awards earned under the fiscal year 2010 annual incentive:

	Cash	Equity	Total Annual Incentive
	Incentive	Incentive		% of
Name	($)	($)	($)	Target

Fredric J. Tomczyk	1,200,000	3,550,000	4,750,000	95.0%
William J. Gerber	380,000	475,000	855,000	90.0%
John B. Bunch	640,000	880,000	1,520,000	95.0%
David M. Kelley	640,000	880,000	1,520,000	95.0%
J. Thomas Bradley, Jr.	425,000	637,500	1,062,500	100.0%

The equity component of the 2010 annual incentive award for each named executive officer was made solely in the form of RSUs. As described above, the RSUs will vest in full on the third anniversary of the grant date.

Fiscal Year 2011

For fiscal year 2011, 70% of awards under the annual incentive plan will be based on the achievement of the EPS range shown below and 30% will be based on the achievement of two CEO goals: market share and net new client assets. The inclusion of these CEO goals in the calculation of incentive compensation increases the focus on key longer-term strategic goals and individual contribution to the achievement of these goals.

Fiscal Year 2011
Annual Incentive
Award Payout
Fiscal Year 2011 EPS ($)	(% of Target)

1.35	200%
1.05	140%
0.95	120%
0.85	100%
0.75	80%
0.55	40%
0.35	0%

For each $0.01 change in EPS for fiscal year 2011, the maximum payout is impacted by 2%. As shown above, EPS of $0.85 would result in a 100% maximum payout. The Compensation Committee increased the effect on the payout percentage for each $0.01 change in EPS in fiscal year 2011 to 2%, from a 1% effect on the payout percentage for each $0.01 change in EPS in fiscal year 2010, in order to further emphasize pay for performance and increase alignment with stockholder interests.

The Company’s achievement of EPS of $0.85 in fiscal year 2011 would not guarantee that an executive officer will receive a 100% payout because EPS only represents 70% of the target incentive payout and 30% is based on the attainment of certain CEO goals. In addition, the Compensation Committee has reserved the right for fiscal 2011 to reduce the final payouts by up to 40% for other unanticipated factors and up to an additional 40% for failure to attain individual performance goals, thereby putting up to 80% of the annual incentive payout at risk. In addition, the Compensation Committee retains the ability to exercise further negative discretion to reduce incentive payments to executives.

The individual performance goals for fiscal year 2011 consist of contributions to CEO goals, qualitative performance and relative performance to peer companies. In fiscal year 2011, incentive compensation for the CEO will be comprised of 30% cash and 70% equity. For other executive officers with total target annual compensation of at least $1 million, incentive compensation will be comprised of equal amounts of cash and equity.

This strategic design supports our pay-for-performance philosophy and allows for each executive’s contribution to the Company’s achievement of key performance goals to be assessed individually and as a management team. The overall compensation design intentionally provides the opportunity for the exercise of judgment and discretion by the Compensation Committee in assessing management’s performance in executing the Company’s strategy in determining overall compensation.

5.	Stock Ownership Guidelines

The Compensation Committee and the board of directors strongly believe that senior executives should own a significant amount of Company common stock. This provides a direct and continuing alignment of financial interests between executives and stockholders.

The stock ownership guidelines are as follows:

•	ten times base salary for Mr. Tomczyk and

•	five times base salary for Messrs. Gerber, Bunch, Kelley and Bradley.

None of these executive officers are permitted to sell any equity interest in the Company until the stock ownership requirements have been met, after which the chief executive officer must obtain approval from the

Compensation Committee and all other senior executives must obtain prior approval from the chief executive officer. Mr. Tomczyk has agreed to maintain stock ownership under these guidelines for two years after he ceases to be an employee or director of the Company following his retirement. The Company considers any stock held without restrictions, unvested restricted stock units, vested but unexercised in-the-money stock options, deferred compensation that will settle in common stock and common stock held under the Company’s 401(k) plan in determining whether the stock ownership requirements have been met. All named executive officers have met the stock ownership guidelines.

The Company does not allow any of its employees to enter into hedging transactions involving its common stock.

6.	Change in Control and Severance Provisions

Our senior executive team has been instrumental in successfully building the Company, and we believe it is important to provide certain benefits to them in the event of a change in control. We believe that the interests of our stockholders are best served if the interests of senior management are aligned with them, and providing change in control benefits should minimize any reluctance of senior management to pursue change in control transactions that may be in the best interest of our stockholders. Equity awards under the MIP continue to vest in accordance with their terms in the event of termination for any reason, other than for cause, within 24 months after a change in control. Our executive officers are not entitled to any other benefits upon a change in control. Rather, our employment arrangements with Messrs. Tomczyk and Bunch all require a termination of employment without cause or resignation with good reason in connection with or following a change in control. We utilize this dual-trigger change in control provision because we believe that triggering payments simply upon a change in control is not in the Company’s or stockholders’ best interests.

7.	Tax Treatment

The Compensation Committee designs certain components of executive compensation to preserve income tax deductibility under section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers.

The Company believes that the cash bonuses paid and stock-based awards granted to executive officers under the MIP are and will be fully deductible under section 162(m). In addition, the Company has adopted a general policy that all stock-based awards granted to its executive officers should generally only be made pursuant to plans that the Company believes satisfy the requirements of section 162(m). The Compensation Committee retains discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, may approve compensation that is not fully deductible.

8.	Actions Since End of Fiscal Year 2010

The design of the fiscal year 2011 annual incentive plan is discussed above. This section describes other executive compensation-related actions since the end of fiscal year 2010.

The table below summarizes RSUs granted to our named executive officers for service during fiscal year 2010. Because these grants were made in fiscal year 2011, they are not included in the Summary Compensation Table or the Grants of Plan-based Awards and Outstanding Equity Awards at Fiscal Year-End tables later in this section.

	Fiscal 2010
	Equity Incentive		Discretionary
Name	$	# of Units	$	# of Units

Fredric J. Tomczyk	3,550,000	206,456	—	—
William J. Gerber	475,000	29,172	—	—
John B. Bunch	880,000	54,045	—	—
David M. Kelley	880,000	54,045	—	—
J. Thomas Bradley, Jr.	637,500	39,152	500,000	30,708

The number of RSUs granted for Mr. Tomczyk was determined by dividing the dollar amount earned by $17.19, the average of the high and low price of the Company’s common stock for the 20 trading days ended November 19, 2010. The number of RSUs granted for the other named executive officers was determined by dividing the dollar amount earned by $16.28, the average of the high and low price of the Company’s common stock for the 20 trading days ended October 18, 2010. These awards vest in full on the third anniversary of the grant date if the executive is then employed by the Company.

For fiscal 2011, Mr. Tomczyk’s annual target incentive compensation increased from $5 million to $5.5 million. Mr. Kelley’s annual target incentive compensation was increased from $1.6 million to $1.8 million and Mr. Bradley’s from $1.1 million to $1.4 million following a review of the compensation paid to comparable executive officers in the Company’s comparator group (identified above).

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The H.R. and Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” of this Proxy Statement with TD Ameritrade’s management. Based on that review and those discussions, the H.R. and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into TD Ameritrade’s Annual Report on Form 10-K for its 2010 fiscal year.

W. Edmund Clark, Chairman
Dan W. Cook III
Mark L. Mitchell

Compensation Committee Interlocks and Insider Participation

Messrs. Clark, Cook and Mitchell served as members of the Compensation Committee during fiscal 2010. During fiscal 2010, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

Summary Compensation Table

The following table provides information about compensation earned during fiscal 2010, 2009 and 2008 by Mr. Tomczyk, our chief executive officer, Mr. Gerber, our chief financial officer, and our other three most highly compensated executive officers who were serving as executive officers as of September 30, 2010. We refer to these individuals as our named executive officers. Messrs. Bunch and Bradley became executive officers during fiscal 2010. In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the named executive officers that is available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed $10,000.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards(1)(3)	Awards(2)(3)	Compensation(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Fredric J. Tomczyk	2010	500,000	3,157,719	1,113,947	1,200,000	—	5,971,666
President and	2009	500,000	2,994,908	—	1,350,000	245	4,845,153
Chief Executive Officer	2008	500,000	554,926	10,402,670	1,832,250	231,406	13,521,252

William J. Gerber	2010	350,000	459,407	—	380,000	—	1,189,407
Executive Vice President,	2009	350,000	304,225	—	427,500	58,894	1,140,619
Chief Financial Officer	2008	300,000	280,395	—	597,000	802	1,178,197

John B. Bunch	2010	400,000	1,005,857	—	640,000	162,156	2,208,013
Executive Vice President,
Retail Distribution

David M. Kelley	2010	400,000	864,088	—	640,000	—	1,904,088
Executive Vice President,	2009	400,000	947,831	—	592,200	51,731	1,991,762
Chief Operating Officer	2008	300,000	1,226,788	—	740,000	—	2,266,788

J. Thomas Bradley, Jr.	2010	387,500	847,841	—	425,000	136,159	1,796,500
Executive Vice President,
Institutional Services

(1)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation, for RSUs granted during the fiscal year.

(2)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 for option awards granted during the fiscal year.

(3)	For a discussion of the underlying assumptions used and for further discussion of the Company’s accounting for its equity compensation plans, see the following sections of the Company’s Form 10-K for the fiscal year ended September 30, 2010:

• Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.

• Part II — Item 8 — Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements

o Note 1. Nature of Operations and Summary of Significant Accounting Policies — Stock-based Compensation

o Note 11. Stock-based Compensation

(4)	The amounts in this column include the cash component of the annual incentive awards earned under the MIP.

(5)	The amounts in this column are summarized in the following table:

						Legacy
		Income				TD Waterhouse
		Taxes	Professional		Unused	Stock Option
		Reimbursed	Services	Amerivest(a)	Vacation	Exercises(b)	Other(c)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)

Fredric J. Tomczyk	2010	—	—	—	—	—	—	—
	2009	245	—	—	—	—	—	245
	2008	52,016	52,629	—	—	—	126,761	231,406

William J. Gerber	2010	—	—	—	—	—	—	—
	2009	—	—	—	58,894	—	—	58,894
	2008	—	—	—	—	—	802	802

John B. Bunch	2010	30,352	—	581	—	91,113	40,110	162,156

David M. Kelley	2010	—	—	—	—	—	—	—
	2009	—	—	—	51,731	—	—	51,731
	2008	—	—	—	—	—	—	—

J. Thomas Bradley, Jr.	2010	4,599	—	—	—	120,875	10,685	136,159

(a)	Amount represents fees waived for services rendered by Amerivest, the Company’s online investment advisory service.

(b)	Represents the gain realized for stock option exercises based on the stock of TD related to Messrs. Bunch’s and Bradley’s previous employment with TD Waterhouse.

(c)	The fiscal year 2010 amount for Mr. Bunch includes reimbursements of $35,900 for an executive development program and $4,210 for club membership dues. The fiscal year 2010 amount for Mr. Bradley includes reimbursements of $9,705 for club membership dues and $980 for parking costs.

Grants of Plan-based Awards

The following table summarizes equity awards granted to our named executive officers in fiscal year 2010 under our LTIP. Equity awards granted in fiscal year 2011 for services rendered in fiscal year 2010 are summarized in the Compensation Discussion and Analysis under the heading “Actions Since End of Fiscal Year 2010.”

						Grant
			Stock	Option		Date
			Awards:	Awards:		Fair
			Number of	Number of	Exercise or	Value
			Shares of	Securities	Base Price	of Stock
			Stock or	Underlying	of Option	and Option
			Units	Options	Awards	Awards
Name	Grant Date		(#)	(#)	($/Sh)	($)

Fredric J. Tomczyk	11/24/2009	(1)	158,135	—	—	3,157,719
	11/24/2009	(2)	—	109,769	19.91	1,113,947

William J. Gerber	10/29/2009	(1)	23,846	—	—	459,407

John B. Bunch	10/29/2009	(1)	52,210	—	—	1,005,857

David M. Kelley	10/29/2009	(1)	39,640	—	—	763,688
	3/3/2010	(1)	5,777	—	—	100,400

J. Thomas Bradley, Jr.	10/29/2009	(1)	17,953	—	—	345,875
	3/3/2010	(3)	28,883	—	—	501,966

(1)	These RSUs represent an equity component of the fiscal year 2009 annual incentive award. Except for a stock option grant made to Mr. Tomczyk, the equity component of the 2009 annual incentive award for each named executive officer was made solely in the form of RSUs. The Company measures the fair value of the RSUs based upon the volume-weighted average market price, or VWAP, of the underlying common stock as of the date of the grant. The VWAP on October 29, 2009, November 24, 2009 and March 3, 2010 was $19.2656, $19.9685 and $17.3793 per share, respectively. The RSUs vest in full on the third anniversary of the grant date.

(2)	These nonqualified stock options represent an equity component of the fiscal year 2009 annual incentive award. The grant date fair value of the stock options awards reflects the per option fair value of $10.1481, as calculated using the Black-Scholes valuation model. The nonqualified stock options vest in four equal installments on November 24, 2010, 2011, 2012 and 2013 and will expire 10 years from the grant date.

(3)	These RSUs represent a discretionary equity award granted on March 3, 2010 at a fair value of $17.3793 per share (VWAP of the underlying common stock as of the grant date). The RSUs vest in full on the third anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by our named executive officers. This table includes unexercised and unvested option awards and unvested RSUs. The vesting schedule is shown for each grant in the footnotes to the table. The market value of the stock awards is based on $16.15, the closing market price of the Company’s common stock on September 30, 2010 (the last business day of fiscal year 2010).

	Option Awards				Stock Awards
							Market
					Number		Value
					of Shares		of Shares
	Number of	Number of			or Units		or Units
	Securities	Securities			of Stock		of Stock
	Underlying	Underlying			That		That
	Unexercised	Unexercised	Option		Have		Have
	Options	Options	Exercise	Option	Not		Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)

Fredric J. Tomczyk	287,500	862,500 (1)	18.21	5/15/18
	—	109,769 (2)	19.91	11/24/19
					29,427	(3)	475,246
					238,958	(4)	3,859,172
					158,135	(5)	2,553,880

William J. Gerber	5,707	—	7.81	12/11/10
	3,891	—	4.25	10/24/11
	1,297	—	4.82	10/24/11
	100,000	—	3.99	1/22/13
					9,559	(3)	154,378
					5,310	(6)	85,757
					27,950	(4)	451,393
					23,846	(5)	385,113

John B. Bunch					8,065	(3)	130,250
					5,310	(6)	85,757
					103,574	(7)	1,672,720
					35,240	(4)	569,126
					52,210	(5)	843,192

David M. Kelley					11,949	(3)	192,976
					53,106	(6)	857,662
					51,967	(4)	839,267
					35,113	(8)	567,075
					39,640	(5)	640,186
					5,777	(5)	93,299

J. Thomas Bradley, Jr.					9,559	(3)	154,378
					25,984	(4)	419,642
					17,953	(5)	289,941
					28,883	(9)	466,460

(1)	These nonqualified stock options vest in three remaining equal installments on October 1, 2010, 2011 and 2012.

(2)	Represents an equity component from the fiscal year 2009 annual incentive award, which consists of nonqualified stock options. These nonqualified stock options vest in four equal installments on November 24, 2010, 2011, 2012 and 2013.

(3)	Represents the equity component from the fiscal year 2007 annual incentive award, which consisted solely of RSUs. The RSUs vested in full on October 25, 2010.

(4)	Represents the equity component from the fiscal year 2008 annual incentive award, which consisted solely of RSUs. The RSUs for Mr. Tomczyk are scheduled to vest in full on November 14, 2011. The RSUs for the other named executive officers are scheduled to vest in full on October 28, 2011.

(5)	Represents an equity component from the fiscal year 2009 annual incentive award, which consists of RSUs. The RSUs for Mr. Tomczyk are scheduled to vest in full on November 24, 2012. The 39,640 and 5,777 RSUs for Mr. Kelley are scheduled to vest in full on October 29, 2012 and March 3, 2013, respectively. The RSUs for the other named executive officers are scheduled to vest in full on October 29, 2012.

(6)	These RSUs represent discretionary grants, which vested in full on October 25, 2010.

(7)	These RSUs represent a discretionary grant, which is scheduled to vest in full on October 2, 2011.

(8)	These RSUs represent a discretionary grant, which is scheduled to vest in full on October 28, 2011.

(9)	These RSUs represent a discretionary grant, which is scheduled to vest in full on March 3, 2013.

Option Exercises and Stock Vested

The following table summarizes stock awards that vested for the named executive officers during fiscal year 2010. There were no option exercises for the named executive officers during fiscal year 2010.

	Stock Awards
	Number
	of Shares	Value
	Acquired	Realized
	on Vesting	on Vesting
Name	(#)	($)

Fredric J. Tomczyk	311,458	4,759,078
William J. Gerber	5,347	103,839
John B. Bunch	7,308	141,921
David M. Kelley	4,614	89,604
J. Thomas Bradley, Jr.	9,843	191,151

Potential Payments Upon Termination or Change-in-Control

Introduction and Overview

The Company has entered into employment agreements with Messrs. Tomczyk and Bunch. Messrs. Gerber, Kelley and Bradley do not have employment agreements. The employment agreements and certain compensation plans and award agreements require the Company to provide compensation and benefits to the executives in the event of a termination of employment, including in connection with a change in control of the Company. Payments are not triggered simply upon the occurrence of a change in control. Rather, our executives will only receive change in control benefits if their employment is terminated in certain instances following a change in control.

Compensation Plans and Award Agreements

Under the MIP, in the event of death or disability prior to the payment of a scheduled award, compensation will be paid to the executive’s estate or other authorized person. Under the performance restricted stock unit, or PRSU, and RSU award agreements, the consequences of death, disability, retirement, termination without cause and change in control are:

Triggering Event	Consequence

Death	Award vests and settles as soon as practicable
Disability or retirement	Award continues to vest in accordance with its terms, whether or not the executive is employed on the settlement date
Termination without cause	Award is pro-rated through the date of termination and then vests in accordance with its terms
Change in control	Award continues to vest in accordance with its terms in the event of termination for any reason, other than cause, within 24 months after a change in control

Employment Agreements of Current Named Executive Officers

President and Chief Executive Officer — Fredric J. Tomczyk

Effective May 16, 2008, the Company and Mr. Tomczyk entered into an amended and restated employment agreement in connection with his election as CEO of the Company. Following is a brief summary of certain terms of his employment agreement, as amended.

Tomczyk Employment Agreement

Provision	Summary

Position	President, Chief Executive Officer, beginning October 1, 2008 (former Chief Operating Officer)
Term	Agreement commenced on May 16, 2008 with the following periods:
• Chief Operating Officer term - May 16, 2008 through September 30, 2008
• 5-year initial term as Chief Executive Officer — commencing October 1, 2008
° Written notice of non-renewal may be provided by either party at least 60 days before expiration of the initial term
° Automatic renewal for 1-year additional term following the initial term if non-renewal notice not provided
° Following additional term, renewal for an additional 1-year term with mutual consent of the parties
Base Salary	$500,000 per year
Annual Cash Incentive	Participation in MIP with annual cash incentive target of $1,100,000 for fiscal year 2008 and a target of $1,500,000 for each fiscal year thereafter (the Compensation Committee approved an increase in the target to $1,650,000 for fiscal year 2011)

Tomczyk Employment Agreement (continued)

Provision	Summary

Equity Compensation	Participation in LTIP
• Special grant of 325,000 PRSUs at maximum (270,833 PRSUs at target) (granted July 9, 2007; 311,458 units vested in full on July 9, 2010 based on actual performance)
• Stock option grant of 1,150,000 shares conditioned upon Mr. Tomczyk becoming the Chief Executive Officer on October 1, 2008

  •   Annual equity award with a target of $2,000,000 for fiscal year 2008 and a target of $3,500,000 for each full fiscal year thereafter (the Compensation Committee approved an increase in the target to $3,850,000 for fiscal year 2011)

Air Travel	Mr. Tomczyk is entitled to fly on private aircraft when traveling on Company-related business at the expense of the Company.
Excise Tax	If benefits provided to Mr. Tomczyk constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then severance benefits may be paid in a lesser amount that would result in no portion being subject to the excise tax, if such reduction would result in the receipt, on an after-tax basis, of a greater amount of severance benefits.
Conditions to Receipt of Termination Payments and Benefits	As a condition to Mr. Tomczyk receiving severance payments (in the event of termination without cause or resignation for good reason, each as defined below), he is required to enter into a release of claims and is required to abide by non-competition, non-solicitation and non-disparagement covenants. The non-competition and non-solicitation covenants cover a period of:
• two years from the date of termination, except as provided below;
• one year, if the termination is in connection with a change of control or occurs at the completion of the initial term or any additional term.

Definitions Under Mr. Tomczyk’s Employment Agreement

“Good reason” means the occurrence of any of the following without Mr. Tomczyk’s express written consent:

•	a significant reduction of Mr. Tomczyk’s duties, position, or responsibilities, relative to his duties, position, or responsibilities in effect immediately prior to such reduction;

•	a material reduction in the kind or level of employee benefits to which Mr. Tomczyk is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less;

•	a reduction in Mr. Tomczyk’s base salary, target annual incentive, or annual award as in effect immediately prior to such reduction, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces any of the base salary, target annual incentive, or annual award by a percentage reduction of 10% or less in the aggregate;

•	the relocation of Mr. Tomczyk to a facility or location more than 25 miles from his current place of employment; or

•	the failure of the Company to obtain the assumption of his employment agreement by a successor.

“Cause” means the occurrence of any of the following:

•	willful and continued failure to perform the duties and responsibilities of Mr. Tomczyk’s position after there has been delivered to him a written demand for performance from the board which describes the basis for the board’s belief that he has not substantially performed his duties and provides him with 30 days to take corrective action;

•	any act of personal dishonesty by Mr. Tomczyk in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in his substantial personal enrichment;

•	conviction of, or plea of nolo contendere to, a felony that the board reasonably believes has had or will have a material detrimental effect to the Company’s reputation or business;

•	a breach of any fiduciary duty owed to the Company that has a material detrimental effect on the Company’s reputation or business;

•	being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not he admits or denies liability);

•	(1) obstructing or impeding, (2) endeavoring to influence, obstruct or impede, or (3) failing to materially cooperate with, any investigation authorized by the board or any governmental or self-regulatory entity; however, failure to waive attorney-client privilege relating to communications with Mr. Tomczyk’s own attorney in connection with any such investigation will not constitute cause; or

•	disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his employment agreement or his loss of any governmental or self-regulatory license that is reasonably necessary for him to perform his responsibilities to the Company if (1) the disqualification, bar or loss continues for more than 30 days and (2) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

Executive Vice President, Retail Distribution — John B. Bunch

Effective September 18, 2008, the Company and Mr. Bunch entered into an amended and restated agreement under which he serves as executive vice president, retail distribution of the Company. Following is a brief summary of certain terms of his employment agreement.

Bunch Employment Agreement

Provision	Summary

Position	Executive Vice President, Retail Distribution
Term	One-year term commencing July 6, 2009, automatically extended for additional one-year periods, unless either party provides 60 days’ prior written notice before the extension date that the term shall not be extended.
Base Salary	$400,000 per year
Annual Cash Incentive	Participation in MIP with annual cash incentive target of $800,000 for fiscal years 2010 and 2011
Equity Compensation	Participation in LTIP
• Special equity award of 103,574 RSUs (granted October 2, 2008 and scheduled to vest in full on October 2, 2011)
• Annual equity award with a target of $800,000 for fiscal years 2010 and 2011
Conditions to Receipt of Termination Payments and Benefits	As a condition to Mr. Bunch receiving severance payments (in the event of termination without cause or resignation for good reason, each as defined below), he is required to enter into a release of claims and is required to abide by non-competition and non-solicitation covenants for a period of one year from the date of termination or resignation.

Definitions Under Mr. Bunch’s Employment Agreement

“Good reason” means the occurrence of any of the following events, only if the Company fails to cure such event within 30 days after receipt from Mr. Bunch of written notice of the event, provided that “Good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or Mr. Bunch’s knowledge thereof, unless he has given written notice to the Company prior to such date:

•	the failure of the Company to pay or cause to be paid Mr. Bunch’s base salary or annual cash incentive, when due or

•	any substantial and sustained diminution in Mr. Bunch’s authority and responsibilities.

“Cause” means the occurrence of any of the following:

•	the failure by Mr. Bunch to substantially perform his duties, other than as a result of total or partial incapacity due to physical or mental illness, for ten days following receipt of notice from the Company specifying such failure or immediately if, in the reasonable judgment of the Company, he would not be able to rectify such failure within ten days;

•	dishonesty in the performance of his duties;

•	an act or acts on Mr. Bunch’s part constituting a felony or a misdemeanor involving dishonesty, breach of trust or moral turpitude;

•	the willful malfeasance or willful misconduct by Mr. Bunch in connection with his duties or any act of omission which is materially injurious to the financial condition or business reputation of the Company or its affiliates;

•	breach of the non-competition, non-solicitation, non-disclosure of confidential information, or return of Company property and Company work product clauses in his employment agreement;

•	the misappropriation of assets of, or embezzlement from, the Company, its affiliates or clients; or

•	the willful failure of Mr. Bunch to implement promptly the material directives of the Company that are susceptible to his performance, which are in furtherance of a lawful business objective of the Company or its affiliates and are within the scope of his responsibilities, where such failure is not cured within ten days following written notice by the Company of such failure or immediately if, in the reasonable judgment of the Company, he would not be able to rectify such failure within ten days.

Summary Table — Potential Payments Upon Termination or Change-in-Control

The following table summarizes potential payments upon termination or change in control for the named executive officers as of September 30, 2010. Each of the named executive officers will only be entitled to receive change in control benefits if his employment is terminated without cause or he resigns with good reason in connection with or following a change in control. “Cause” and “good reason” are defined above in the summary of employment agreements for Messrs. Tomczyk and Bunch. Except as specifically indicated in the footnotes to the table below, we used the following assumptions in calculating the amounts included the table and discussion below:

•	As required by SEC rules, we assume the triggering event causing the payment occurred on September 30, 2010, the last business day of our last completed fiscal year, and the price per share of the common stock of the Company was $16.15, the closing market price on that date.

•	We treat all amounts of base salary that were earned and accrued, including unused vacation, as of the date of the triggering event as paid immediately prior to the triggering event in accordance with the Company’s customary payroll practice.

•	The value of health benefits is based upon the same assumptions we use for financial reporting purposes; specifically, the 94GR mortality table and the Company providing health care coverage to the applicable executive officer and his spouse until the death of each of them.

						Other
		Salary, Bonus		Stock-based		Benefits and
		and Severance		Awards		Perquisites		Total
Name	Event of Termination	($)		($)		($)		($)

Fredric J. Tomczyk	Termination without cause or resignation for good reason (including following a change in control)	5,500,000	(1)	10,222,562	(6)	32,673	(9)	15,755,235
	Death, disability or retirement	1,500,000	(2)	10,222,562	(6)	—		11,722,562

William J. Gerber	Change in control, death or disability	—		1,547,769	(7)	—		1,547,769
	Termination without cause	—		310,554	(8)	—		310,554

John B. Bunch	Termination without cause	2,800,000	(3)	891,286	(8)	33,708	(10)	3,724,994
	Resignation for good reason	2,800,000	(3)	—		33,708	(10)	2,833,708
	Termination without cause or resignation for good reason following a change in control	3,200,000	(4)	4,173,872	(7)	53,605	(11)	7,427,477
	Death or disability	640,000	(5)	4,173,872	(7)	15,906	(12)	4,829,778

David M. Kelley	Change in control, death or disability	—		4,063,292	(7)	—		4,063,292
	Termination without cause	—		1,169,207	(8)	—		1,169,207

J. Thomas Bradley, Jr.	Change in control, death or disability	—		2,458,660	(7)	—		2,458,660
	Termination without cause	—		242,800	(8)	—		242,800

(1)	Represents (a) a severance amount equal to $4,000,000, payable over the course of a two-year period beginning after the termination date, and (b) an additional severance amount of $1,500,000, which represents the annual cash incentive for fiscal year 2010 calculated based on target performance.

(2)	Represents the current year’s (fiscal year 2010) annual cash incentive calculated based on target performance.

(3)	Represents the current year’s (fiscal year 2010) annual cash incentive of $640,000 calculated based on actual performance and severance consisting of (a) continued payment of base salary for 24 months and (b) $1,360,000, which represents continued payment of Mr. Bunch’s average annual cash incentive (calculated based on the prior two completed fiscal years) for 24 months.

(4)	Represents the current year’s (fiscal year 2010) annual cash incentive of $640,000 calculated based on actual performance and severance consisting of (a) continued payment of base salary for 36 months and (b) $1,360,000, which represents continued payment of Mr. Bunch’s average annual cash incentive (calculated based on the prior two completed fiscal years) for 24 months.

(5)	Represents the current year’s (fiscal year 2010) annual cash incentive calculated based on actual performance.

(6)	Under the terms and conditions of Mr. Tomczyk’s employment agreement or stock option and RSU award agreements, under the LTIP, awards become immediately vested or continue to vest in accordance with the terms of the respective award agreements. Amounts represent (a) the fair value as of September 30, 2010 of all outstanding RSU awards, including any awards for fiscal year 2010 that were granted subsequent to September 30, 2010, and (b) the intrinsic value of unvested stock option awards as of September 30, 2010.

(7)	Under the terms and conditions of the applicable employment agreement or RSU award agreement, under the LTIP, awards become immediately vested or continue to vest in accordance with the terms of the respective award agreements. Amounts represent the fair value as of September 30, 2010 of all outstanding RSU awards, including any awards for fiscal year 2010 that were granted subsequent to September 30, 2010.

(8)	For termination without cause, in accordance with the applicable RSU award agreement, awards are pro-rated based on the number of twelve month periods which have elapsed since the date of grant and through the date of termination and then the awards vest in accordance with the applicable award agreement. Amounts represent the fair value of the awards as of September 30, 2010, pro-rated pursuant to the award agreement.

(9)	Under Mr. Tomczyk’s employment agreement, this represents the estimated premium costs for the continuation of medical and dental coverage for a period of two years after the termination date pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Mr. Tomczyk or any of his dependents are eligible to elect COBRA continuation coverage under any of the Company’s group medical or dental plans.

(10)	Under Mr. Bunch’s employment agreement, this represents the Company’s estimated premium costs for medical and dental coverage for him, his spouse and his eligible dependents for 24 months after the termination date.

(11)	Under Mr. Bunch’s employment agreement, this represents the Company’s estimated premium costs for medical and dental coverage for him, his spouse and his eligible dependents for 36 months after the termination date.

(12)	Under Mr. Bunch’s employment agreement, this represents the Company’s estimated premium costs for medical and dental coverage for him, his spouse and his eligible dependents for 12 months after the termination date.

Director Compensation and Stock Ownership Guidelines

The following table summarizes non-employee director compensation for calendar year 2010 under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan:

Non-employee Director Compensation	Amount

Annual Cash Retainer	$80,000
Annual Equity Grant	$130,000 in RSUs
Committee Chair Retainer	$10,000 ($25,000 for Audit Committee chair)
Audit Committee Member Fee	$10,000

For calendar year 2010, board of director and committee meeting attendance fees were eliminated and replaced with increases in the annual cash retainer and annual equity grant. Non-employee directors may also receive, at the discretion of the Corporate Governance Committee and approved by the board of directors, payment of additional non-employee director compensation when special circumstances warrant.

The 2006 Directors Incentive Plan is designed to:

•	fairly compensate non-employee directors for work required of a company the size and complexity of TD Ameritrade and

•	align directors’ interests with the long-term interests of stockholders.

The annual cash retainer, the committee chair retainer and the Audit Committee member fee are paid in advance at the beginning of each calendar year. During calendar year 2009, payments for meeting fees were made in four installments following the end of each quarter of service.

Under the 2006 Directors Incentive Plan, any non-employee director is permitted to defer any or all of the cash or equity award. Investment earnings on amounts deferred in the form of stock units are based on the fluctuations in the underlying common stock of the Company. Cash awards that were deferred under the terms of the 1996 Directors Incentive Plan (the predecessor to the 2006 Directors Incentive Plan) earn interest at the prime rate as reported by The Wall Street Journal. Cash awards that are deferred under the terms of the 2006 Directors Incentive Plan earn interest based on terms and conditions established by the Compensation Committee.

The number of RSUs under the annual equity grant is calculated by using the average closing price of the Company’s common stock for the 20 trading days prior to the grant date. The RSUs vest in one-third increments annually over three years from the date of grant. Vested RSUs are settled by issuing shares of Company common stock following the third anniversary of the grant date. However, a director may elect to defer the receipt of stock under the terms of any applicable deferred compensation plan. If the director terminates service as a non-employee director prior to the third anniversary of the grant date, the RSUs, to the extent vested on the date of such termination of service, are settled as soon as reasonably practicable after such termination. In the event of a change in control of the Company, the RSUs vest as soon as practicable after the change in control. RSUs do not have any voting rights. Beginning with calendar year 2011 grants, RSU awards will vest completely on the first anniversary of the grant date. Vested RSUs and awards of RSUs (vested and unvested) for calendar years beginning in 2011 will receive the benefit of any dividends on common stock of the Company in the form of additional RSUs. Unvested RSUs granted for calendar years prior to 2011 are not entitled to receive the benefit of dividends. In the event of the death of a non-

employee director, the RSUs will vest and be settled in common stock of the Company. In the event of the disability of a non-employee director, the RSUs will continue to vest over the applicable vesting period whether or not the director continues to serve as a director of the Company.

Non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the board of directors. The Company also provides liability insurance for its directors and officers.

The Company and Mr. Moglia entered into an amendment to his employment agreement in connection with his election as chairman of the board of directors, dated as of September 29, 2008. Under the terms of Mr. Moglia’s employment agreement, as amended, he is paid a base salary of $1,000,000 per year. The agreement is scheduled to expire on May 31, 2011. For the complete terms of Mr. Moglia’s employment agreement, we refer you to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q, filed on August 8, 2008 (employment agreement) and Exhibit 10.3 of the Company’s Annual Report on Form 10-K, filed with the SEC on November 26, 2008 (amendment to employment agreement). Messrs. Moglia and Tomczyk are the only employee directors of the Company.

The table below provides information on compensation for directors who served during fiscal year 2010, except for Mr. Tomczyk. Compensation information for Mr. Tomczyk, who is a named executive officer, is disclosed in the Summary Compensation Table earlier in this section.

	Fees Earned or
	Paid in Cash
		Deferred
		in Form of
	Paid in	Stock	Stock	All Other
	Cash(2)	Units(3), (5)	Awards(4), (5)	Compensation(6)	Total
Name	($)	($)	($)	($)	($)

W. Edmund Clark(1)	—	—	—	—	—
Marshall A. Cohen	—	117,250	127,737	—	244,987
Dan W. Cook III	104,750	—	127,737	480	232,967
William H. Hatanaka(1)	—	—	—	—	—
Karen E. Maidment	—	13,425	—	—	13,425
Mark L. Mitchell	103,083	—	127,737	400	231,220
Joseph H. Moglia	1,000,000	—	—	1,090	1,001,090
Wilbur J. Prezzano	—	97,250	127,737	—	224,987
J. Joe Ricketts	86,750	—	127,737	400	214,887
J. Peter Ricketts	84,750	—	127,737	—	212,487
Allan R. Tessler	109,750	—	127,737	540	238,027

(1)	Messrs. Clark and Hatanaka, employees of TD, elected not to receive compensation for services provided as a director.

(2)	For non-employee directors, the amounts in this column represent amounts paid in cash for retainers and fees. The cash paid to Mr. Moglia represents his base salary as an employee director pursuant to his employment agreement.

(3)	The amounts in this column represent the dollar amount of retainers and fees deferred in the form of Company stock units.

(4)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 for RSUs granted during fiscal year 2010. In fiscal year 2010, non-employee directors, excluding Ms. Maidment who was elected to the board of directors in August 2010, received a grant of RSUs for their 2010 annual equity grant. Ms. Maidment received a prorated grant of RSUs for her calendar year 2010 annual equity grant during fiscal year 2011.

(5)	The following table summarizes, as of September 30, 2010, the aggregate number of outstanding deferred stock units, RSUs and stock option awards held by directors who served during fiscal year 2010, except Mr. Tomczyk.

Outstanding stock-based awards for Mr. Tomczyk, who is a named executive officer, are summarized in the Outstanding Equity Awards at Fiscal Year-End table earlier in this section.

	Deferred	Restricted
	Stock Unit	Stock Unit	Option
	Awards	Awards	Awards
Name	(#)	(#)	(#)

W. Edmund Clark	—	—	—
Marshall A. Cohen	42,639	18,265	—
Dan W. Cook III	5,354	18,265	12,971
William H. Hatanaka	—	—	—
Karen E. Maidment	—	—	—
Mark L. Mitchell	5,567	18,265	—
Joseph H. Moglia	—	288,210	5,455,000
Wilbur J. Prezzano	34,491	18,265	—
J. Joe Ricketts	—	123,985	—
J. Peter Ricketts	—	19,303	—
Allan R. Tessler	—	18,265	—

(6)	The amounts in this column represent reimbursements for income taxes.

Under the Company’s non-employee director stock ownership guidelines, non-employee directors receiving compensation are required to own shares of the Company’s common stock with a value equal to $420,000, or twice the annual retainer of $210,000, not later than the fifth anniversary of becoming a director of the Company. Shares counted toward this calculation include common stock beneficially owned by the director, vested and unvested RSUs and vested options. All non-employee directors receiving compensation with more than five years of service with the Company have met this guideline.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions.  We review all relationships and transactions in which the Company and any person included in the table under the heading “Stock Ownership of Certain Beneficial Owners” — our directors, executive officers and any stockholder beneficially owning more than 5% of our common stock or any of their immediate family members — are participants to determine whether such persons have a direct or indirect material interest under the rules and regulations of the SEC. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information about related person transactions. In addition, under the OID Committee charter, the OID Committee reviews and approves (or ratifies) any related person transaction that is required to be disclosed. Any member of the OID Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote to approve (or ratify) the transaction.

Under an agreement between the Company and Joseph H. Moglia, chairman of the Company’s board of directors, dated September 13, 2001, the Company agreed to lend Mr. Moglia the Medicare tax amounts due from time to time resulting from his vesting in benefits under his deferred compensation plan. Mr. Moglia is required to repay the loan, which does not bear interest, at the time of termination of his employment. The Company may offset the amount of the loan against the amount that would otherwise be payable to Mr. Moglia under the deferred compensation plan. The balance of the loan was approximately $222,000 as of September 30, 2010.

Certain directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company, as permitted by applicable law. Margin loans to these individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Transactions with TD and TD Affiliates

As a result of the Company’s acquisition of TD Waterhouse, TD became an affiliate of the Company. The Company transacts business and has extensive relationships with TD and certain of its affiliates. A description of significant agreements and transactions with TD and its affiliates is set forth below.

Registration Rights Agreement

The Company, the Ricketts holders and TD are a party to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted rights to be included in registrations of Company common stock, as follows:

Demand Registrations

The Company has granted the Ricketts holders and TD, together, the right to demand registration of the shares of Company common stock held by them on nine separate occasions. Six of the nine demand rights, including two shelf registrations, are allocated to TD, and three of the nine demand rights, including one shelf registration, are allocated to the Ricketts holders.

Piggy Back Registrations

The Company has also agreed that if at any time the Company proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (subject to certain exceptions) then, as expeditiously as reasonably possible (but in no event less than 20 days prior to the proposed date of filing such registration statement), the Company shall give written notice of such proposed filing to all holders of securities subject to registration rights pursuant to the registration rights agreement, or registrable securities, and such notice shall offer the holders of such registrable securities the opportunity to register such number of registrable securities as each such holder may request in writing. The registration rights granted in the registration rights agreement are subject to customary restrictions such as minimums, blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the registration rights agreement contains other limitations on the timing and ability of stockholders to exercise demands.

Expenses

The Company has agreed to pay all registration expenses, including the legal fees of one counsel for the stockholders exercising registration rights under the registration rights agreement, but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of such stockholders.

Trademark License Agreement

The Company and TD are a party to a trademark license agreement that requires the Company to use the TD trademark and logo as part of the Company’s corporate identity. The following is a summary of selected provisions of the trademark license agreement.

The TD Ameritrade Name

The Company is required to use the TD Ameritrade name in the U.S. as its exclusive corporate entity name and to use the TD logo in connection with the TD Ameritrade name in the U.S. in corporate identity and marketing materials. The Company has further agreed to use the TD Ameritrade name and, in conjunction with it, the TD logo, in other countries unless the Company reasonably determines such use would not be consistent with or to the benefit of the Company’s business in a particular country.

The Company has a worldwide (except in Canada) license to use the name and trademark “TD” as part of the trademark, service mark, trade name, corporate name or domain name “TD Ameritrade” in connection with the Company’s business of providing securities brokerage services to retail traders, individual investors and registered investment advisors. TD has agreed not to use the TD mark or any trademarks, service marks, trade names, corporate names and domain names incorporating the TD mark in connection with any business or activity providing securities brokerage services to retail traders, individual investors and registered investment advisors in the U.S., as so restricted by the Stockholders Agreement.

Ownership and Protection of the TD Ameritrade Name

TD and the Company jointly own the TD Ameritrade name. The Company has agreed to be responsible for the registration, maintenance and prosecution of any trademark applications and registrations for the TD Ameritrade name. The Company has further agreed to use commercially reasonable efforts to keep TD informed and to allow TD to provide reasonable input as to the registration, maintenance and prosecution strategy in connection with the TD Ameritrade trademark. The Company and TD have each agreed to be responsible for 50% of the costs and expenses associated with the registration, maintenance and prosecution of the TD Ameritrade trademark.

Indemnification

The Company has agreed to indemnify TD for liability incurred by TD as a result of the Company’s (and any of its sublicensees’) breach of its obligations under the trademark license agreement. TD has agreed to indemnify the Company for liability incurred by the Company so long as the Company’s actions are in accordance with the terms of the trademark license agreement and the Company’s use of the TD Ameritrade name or the TD logo is in a jurisdiction where TD has trademark applications or registrations or is using or has used the TD trademark or logo.

Term; Termination

The term of the trademark license agreement is 10 years from January 24, 2006, and is automatically renewable for additional periods of 10 years, unless earlier terminated. The Company and TD can each terminate the trademark license agreement upon any of the following events: if the other party becomes insolvent, makes an assignment for the benefit of creditors, a trustee or receiver is appointed for a material part of the other party’s assets, or a proceeding in bankruptcy is not dismissed within 90 days; if the other party fails to cure a material breach within 60 days of the initial notice of material breach; if the other party is subject to a decree dissolving such other party which has been in effect for more than 30 days; if there is a change of control of the other party that results in such other party being controlled by a competitor; if TD beneficially owns voting securities representing 4.17% or less of the total voting power of the Company; if a third party bona fide tender or exchange offer for not less than 25% of the outstanding shares of common stock of the Company is consummated; if the Company’s board of directors consummates a takeover proposal from a third party; or if the TD trademark or logo becomes materially damaged by the other party.

Effects of Termination

Upon termination of the trademark license agreement, the Company has agreed to stop all new uses of the TD mark within six months and discontinue all use of the TD mark within 12 months. Neither the Company nor TD shall be entitled to use the TD Ameritrade name after the trademark license agreement terminates, and all trademark applications and registrations for the TD Ameritrade trademark shall be expressly abandoned.

URL License Agreement

TD and the Company are also a party to a license agreement pursuant to which TD granted the Company an exclusive license to use the TDWaterhouse.com Internet domain name for redirection to the Company’s home page as well as the rights to include links to international TDWaterhouse Internet domain names. In exchange for those rights, the Company agreed to not transfer the rights to the domain names and to use commercially reasonable efforts to include a link on the homepage of the Company to the international TDWaterhouse websites. The term of the URL license agreement is 10 years from January 24, 2006 unless mutually extended. Either party may terminate the agreement if the trademark license is terminated or the other party materially breaches the agreement. The Company has the right to terminate the agreement for any reason upon 30 days’ prior written notice.

Insured Deposit Account Agreement

The Company is party to an IDA agreement with TD and two of its wholly-owned subsidiaries, TD Bank USA, N.A. (“TD Bank USA”) and TD Bank, N.A. Under the IDA agreement, TD Bank USA and TD Bank, N.A. (together, the “Depository Institutions”) make available to clients of the Company FDIC-insured money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts. The Company provides marketing, recordkeeping and support services for the Depository Institutions with respect to the money market deposit accounts. In exchange for providing these services, the Depository Institutions pay the Company a fee based on the yield earned on the client IDA assets, less the actual interest paid to clients, a flat fee to the Depository Institutions of 25 basis points and the cost of FDIC insurance premiums.

The IDA agreement has a term of five years beginning July 1, 2008, and is automatically renewable for successive five-year terms, provided that it may be terminated by any party upon two years’ prior written notice. The agreement provides that the fee earned on the IDA agreement is calculated based on three primary components: (a) the actual yield earned on investments in place as of July 1, 2008, which were primarily fixed-income securities backed by Canadian government guarantees, (b) the yield on other fixed-rate investments, based on prevailing fixed rates for identical balances and maturities in the interest rate swap market (generally LIBOR-based) at the time such investments were added to the IDA portfolio and (c) floating-rate investments, based on the monthly average rate for 30-day LIBOR. The agreement provides that, from time to time, the Company may request amounts and maturity dates for the other fixed-rate investments (component (b) above) in the IDA portfolio, subject to the approval of the Depository Institutions. For the month of September 2010, the IDA portfolio was comprised of approximately 8% component (a) investments, 82% component (b) investments and 10% component (c) investments.

In the event the fee computation results in a negative amount, the Company must pay the Depository Institutions the negative amount. This effectively results in the Company guaranteeing the Depository Institutions revenue of 25 basis points on the IDA agreement, plus the reimbursement of FDIC insurance premiums. The fee computation under the IDA agreement is affected by many variables, including the type, duration, credit quality, principal balance and yield of the investment portfolio at the Depository Institutions, the prevailing interest rate environment, the amount of client deposits and the yield paid on client deposits. Because a negative IDA fee computation would arise only if there were extraordinary movements in many of these variables, the maximum potential amount of future payments the Company could be required to make under this arrangement cannot be reasonably estimated. Management believes the potential for the fee calculation to result in a negative amount is remote and the fair value of the guarantee is not material.

The Company earned fee income associated with the insured deposit account agreement of $682.2 million for fiscal year 2010.

Mutual Fund Agreements

The Company and an affiliate of TD are parties to a sweep fund agreement, transfer agency agreement, shareholder services agreement and a dealer agreement pursuant to which certain mutual funds are made available as money market sweep or direct purchase options to Company clients. The Company performs certain distribution and marketing support services with respect to those funds. In consideration for offering the funds and performing the distribution and marketing support services, an affiliate of TD compensates the Company in accordance with the provisions of the sweep fund agreement. The Company also performs certain services for the applicable fund and earns fees for those services. The agreement may be terminated by any party upon one year’s prior written notice and may be terminated by the Company upon 30 days’ prior written notice under certain circumstances. The Company earned fee income associated with these agreements of $9.8 million for fiscal year 2010.

Securities Borrowing and Lending

In connection with its brokerage business, the Company engages in securities borrowing and lending with TD Securities, Inc. (“TDSI”), an affiliate of TD. The Company earned net interest revenue of $1.5 million for fiscal year 2010 associated with securities borrowing and lending with TDSI. The transactions with TDSI are subject to the same collateral requirements as transactions with other counterparties.

Referral and Strategic Alliance Agreement

TD Ameritrade, Inc., a wholly-owned subsidiary of the Company, is a party to a referral and strategic alliance agreement with TD Bank, N.A. and TD Wealth Management Services, Inc. (“TDWMS”), a wholly-owned subsidiary of TD. The strategic alliance agreement has a term of five years beginning February 1, 2010 and is automatically renewable for successive three-year terms, provided that it may be terminated by any party after January 1, 2011 upon 180 days’ prior written notice. Under the agreement, TD Bank, N.A. will promote TD Ameritrade, Inc.’s brokerage services to its clients using a variety of marketing and referral programs and TDWMS referred its existing brokerage account clients to TD Ameritrade, Inc. while TDWMS discontinued its brokerage operations. TD Bank, N.A. clients that open brokerage accounts at TD Ameritrade, Inc. and TDWMS clients that elected to transfer their accounts to TD Ameritrade, Inc. are considered program clients. TD Ameritrade, Inc. retains a fee for providing brokerage services to the program clients, and the program’s net margin is shared equally between TD Ameritrade, Inc. and TD Bank, N.A. The Company earned pre-tax income associated with the referral and strategic alliance agreement of $0.8 million for fiscal year 2010.

Cash Management Services Agreement

Pursuant to a cash management services agreement, TD Bank USA provides cash management services to clients of TD Ameritrade, Inc. In exchange for such services, the Company pays TD Bank USA service-based fees agreed upon by the parties. The Company incurred expense associated with the cash management services agreement of $0.8 million for fiscal year 2010. The cash management services agreement will continue in effect for as long as the IDA agreement remains in effect, provided that it may be terminated by TD Ameritrade, Inc. without cause upon 60 days’ prior written notice to TD Bank USA.

Indemnification Agreement for Phantom Stock Plan Liabilities

Pursuant to an indemnification agreement, the Company agreed to assume TD Waterhouse liabilities related to the payout of awards under The Toronto-Dominion Bank 2002 Phantom Stock Incentive Plan following the completion of the TD Waterhouse acquisition. Under this plan, participants were granted units of stock appreciation rights (“SARs”) based on TD’s common stock that generally vest over four years. Upon exercise, the participant receives cash representing the appreciated value of the units between the grant date and the redemption date. In connection with the payout of awards under the 2002 Phantom Stock Incentive Plan, TD agreed to indemnify the Company for any liabilities incurred by the Company in excess of the provision for such liability included on the closing date balance sheet of TD Waterhouse. In addition, in the event that the liability incurred by the Company in connection with the 2002 Phantom Stock Incentive Plan is less than the provision for such liability included on the closing date balance sheet of TD Waterhouse, the Company agreed to pay the difference to TD. There were 23,930 SARs outstanding as of September 30, 2010, with an approximate value of $1.1 million. The indemnification agreement effectively protects the Company against fluctuations in TD’s common stock price with respect to the SARs, so there is no net effect on the Company’s results of operations resulting from such fluctuations.

Canadian Call Center Services Agreement

Pursuant to the Canadian call center services agreement, TD receives and services client calls at its London, Ontario site for clients of TD Ameritrade, Inc. After May 1, 2013, either party may terminate this agreement without cause and without penalty by providing 24 months’ prior written notice. In consideration of the performance by TD of the call center services, the Company pays TD, on a monthly basis, an amount approximately equal to TD’s monthly cost. The Company incurred expenses associated with the Canadian call center services agreement of $17.5 million for fiscal year 2010.

TD Waterhouse Canada Order Routing Agreement

TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of the Company, is a party to an order routing agreement with TD Waterhouse Canada Inc. (“TDW Canada”), a wholly-owned subsidiary of TD. The agreement has a term of four years beginning May 20, 2010, provided that it may be terminated by either party upon 90 days’ prior written notice. Under the agreement, TDAC provides TDW Canada order routing services for

U.S. equity and option orders to U.S. brokers and market centers with which TDW Canada has order execution arrangements. TDAC retains a percentage of the net payment for order flow revenue it receives on TDW Canada trades and remits the remainder to TDW Canada. The Company earned net payment for order flow revenue associated with the order routing agreement of $0.6 million for fiscal year 2010.

TD Waterhouse UK Servicing Agreement

TDAC is a party to a servicing agreement with TD Waterhouse Investor Services (Europe) Limited (“TDW UK”), a wholly-owned subsidiary of TD. The agreement has an initial term of ten years beginning July 16, 2010 and will automatically renew for consecutive two year terms, provided that either party may give written notice of its intent not to renew at least 180 days prior to the end of the initial term or any renewal term. Under the agreement, TDAC provides clearing services to clients of TDW UK that trade in U.S. equity securities. In exchange for such services, TDW UK pays TDAC a per trade commission. The Company earned commission revenues associated with the servicing agreement of $0.1 million for fiscal year 2010.

Certificates of Deposit Brokerage Agreement

Effective as of September 24, 2008, TD Ameritrade, Inc. entered into a certificates of deposit brokerage agreement with TD Bank USA, under which TD Ameritrade, Inc. acts as agent for its clients in purchasing certificates of deposit from TD Bank USA. Under the agreement, TD Bank USA pays TD Ameritrade, Inc. a placement fee for each certificate of deposit issued in an amount agreed to by both parties. TD Ameritrade, Inc. has periodically promoted limited time offers to purchase a three-month TD Bank USA certificate of deposit with a premium yield to clients that made a deposit or transferred $25,000 into their TD Ameritrade, Inc. brokerage account during a specified time period. Under these promotions, TD Ameritrade, Inc. reimburses TD Bank USA for the subsidized portion of the premium yield paid to its clients. The Company incurred net costs to TD Bank USA associated with these promotional offers of $2.3 million for fiscal year 2010.

Trading Platform Hosting and Services Agreement

On June 11, 2009, immediately following the closing of the Company’s acquisition of thinkorswim Group Inc. (“thinkorswim”), the Company completed the sale of thinkorswim Canada, Inc. (“thinkorswim Canada”) to TDW Canada. In connection with the sale of thinkorswim Canada, the Company and TDW Canada entered into a trading platform hosting and services agreement. The agreement has an initial term of five years beginning June 11, 2009, and will automatically renew for additional periods of two years, unless either party provides notice of non-renewal to the other party at least 90 days prior to the end of the then-current term. Because this agreement represents contingent consideration to be paid for the sale of thinkorswim Canada, the Company recorded a $10.7 million receivable for the fair value of this agreement. Under this agreement, TDW Canada uses the thinkorswim trading platform and TD Ameritrade, Inc. provides the services to support the platform. In consideration for the performance by TD Ameritrade, Inc. of all its obligations under this agreement, TDW Canada pays TD Ameritrade, Inc., on a monthly basis, a fee based on average client trades per day and transactional revenues. Fees earned under the agreement are recorded as a reduction of the contingent consideration receivable until the receivable is reduced to zero, and thereafter will be recorded as fee revenue. As of September 30, 2010, the receivable balance for this agreement was $9.7 million.

Payment for Order Flow

TD Options LLC, a subsidiary of TD, paid the Company the amount of exchange-sponsored payment for order flow that it received for routing TD Ameritrade, Inc. client orders to the exchanges. The Company earned $0.5 million of payment for order flow revenues from TD Options LLC for fiscal year 2010.

Other Transactions with TD Affiliates

TD Securities (USA) LLC, an indirect wholly-owned subsidiary of TD, was the joint lead manager and participated as an underwriter in the Company’s offering of $1.25 billion of Senior Notes in November 2009. In this capacity, TD Securities (USA) LLC earned a discount and commission of $0.5 million.

TD Ameritrade, Inc. was reimbursed for $0.2 million of expenses associated with call center support services provided to TD Bank USA during fiscal year 2010.

TD has agreed to reimburse the Company for costs incurred related to the rebranding of the TD Ameritrade corporate entity name and logo. The Company incurred $0.4 million of expenses associated with rebranding during fiscal year 2010.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the board of directors believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the 1934 Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the stockholders of TD Ameritrade Holding Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the board of directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Pursuant to Section 14A of the 1934 Act, the Company is required to submit to stockholders an advisory vote as to whether the stockholder advisory vote to approve the compensation of its named executive officers — Proposal No. 2 above — should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, our board of directors considered that an annual (non-binding) advisory vote on executive compensation will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices.

Accordingly, the following resolution is submitted for stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the stockholders of TD Ameritrade Holding Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the proxy statement:

•	yearly or

•	every two years or

•	every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as this is an advisory vote, the result will not be binding on our board of directors or the Company. Our Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to stockholders an advisory vote to approve the compensation of its named executive officers included in the Company’s proxy statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “YEARLY”.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF “YEARLY” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS INCLUDED IN THE COMPANY’S PROXY STATEMENT.

PROPOSAL NO. 4

REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER
THE LONG-TERM INCENTIVE PLAN, AS REQUIRED BY SECTION 162(m) OF
THE INTERNAL REVENUE CODE

At the Annual Meeting, the stockholders will be asked to reapprove the TD Ameritrade Holding Corporation Long-Term Incentive Plan. We refer to this plan as the LTIP in this proxy statement. Stockholder reapproval of the performance-based compensation measures under the LTIP is required every five years in order to qualify the LTIP under Section 162(m) of Internal Revenue Code, thereby allowing the Company to deduct for federal income tax purposes compensation paid under the LTIP. If stockholders do not reapprove the performance-based compensation measures, the Company will not be able to grant awards that are intended to be performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the equity incentive awards provided to our chief executive officer and our other most highly compensated executive officers.

The board of directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The board of directors expects that the LTIP will continue to be an important factor in attracting, retaining and rewarding the high-caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

No amendments or changes to the LTIP are being requested by the Company at this time. Consequently, the reapproval of this proposal by the stockholders will not result in any increase in the number of shares of common stock available for issuance under the LTIP or result in any amendment to the LTIP.

Summary of the LTIP

The following summary of the principal features of the LTIP is qualified in its entirety by the specific language of the LTIP, a copy of which is attached to this Proxy Statement as Appendix B and which may also be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the LTIP may be obtained upon written request to the Company.

General.  The purpose of the LTIP is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares.  A total of 42,104,174 shares of our common stock, subject to adjustment as described below, have been reserved for the granting of awards. These shares may be currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any award expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance. However, shares shall not again become available for issuance under the LTIP if they were (1) withheld or surrendered to satisfy tax withholding obligations of any award, (2) surrendered in payment of stock option exercise price or (3) subject to the grant of a stock appreciation right which were not issued upon settlement of the stock appreciation right.

Adjustments to Shares Subject to the LTIP.  In the event of any merger, consolidation, reorganization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of common stock or other change in the corporate structure or capitalization affecting common stock, the number of shares of stock reserved, the type and number of shares of stock which are subject to outstanding awards and the terms of any such outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the board of directors or the Compensation Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants.

Administration.  The LTIP will be administered by the Compensation Committee. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). Subject to the provisions of the LTIP, the Compensation Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Compensation Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. However, the LTIP forbids, without stockholder approval, the repricing of any outstanding option or stock appreciation right through either (1) the cancellation of outstanding options or stock appreciation rights and the grant in substitution therefore of any new award, or (2) the amendment of outstanding options or stock appreciation rights to reduce the exercise price thereof.

The Compensation Committee will interpret the LTIP and awards granted thereunder, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the LTIP or any award. In addition, the LTIP includes a provision for the forfeiture or repayment of amounts paid thereunder in connection with certain events (also known as a “clawback”).

Eligibility.  Awards may be granted to employees, consultants and directors of the Company or any present or future parent or subsidiary corporation of the Company and any other business, partnership, limited liability company or other entity in which the Company, or any parent or subsidiary corporation, holds a substantial ownership. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary of the Company. As of December 20, 2010, the Company had

approximately 5,300 employees, including eight executive officers, approximately 1,000 consultants and 10 non-employee directors who would be eligible for awards.

Stock Options.  Each option granted must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the LTIP.

The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. Generally, the fair market value of the common stock is the closing market composite price per share on the date of grant as quoted on the Nasdaq Global Select Market. On December 20, 2010, the closing price of the Company’s common stock on the Nasdaq Global Select Market was $18.61 per share.

An option’s exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, or by any combination of these. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Stock options are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Stock Appreciation Rights.  Each stock appreciation right must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the LTIP.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the Company common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of common stock. The Compensation Committee may grant stock appreciation rights in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. The Company has not granted any stock appreciation rights pursuant to the LTIP.

Restricted Stock Awards.  Each restricted stock award granted must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the LTIP. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Company has not granted any restricted stock awards pursuant to the LTIP.

Restricted Stock Units.  The Compensation Committee may grant restricted stock units which represent a right to receive shares of common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s service to the Company. The Compensation Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. The Company may pay the fair market value either in cash or in shares of common stock. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle a participant to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends paid with respect to common stock.

Performance-Based Compensation.  Performance units and performance shares may also be granted under the LTIP. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. As described below, the Compensation Committee will establish organizational or individual performance goals in its discretion within the parameters of the LTIP, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. Performance units will have an initial dollar value established by the Compensation Committee on or before the grant date. Performance shares will have an initial value equal to the fair market value of common stock on the grant date. The LTIP provides specific measures from which the Compensation Committee may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: revenue, gross margin, operating margin, operating income, pre-tax profit, pre-tax margin, earnings before interest, taxes, depreciation and amortization, net income, cash flow, operating expenses, the market price of the Company’s common stock, earnings per share, earnings yield, earnings yield spread, gross and net client asset growth, gross and net account growth, total stockholder return, return on capital, return on assets, product quality, economic value added, number of customers, market share, return on investments, profit after taxes, client satisfaction, business divestitures and acquisitions, supplier awards from significant customers, new product development, working capital, individual objectives, time to market, return on net assets, and sales.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the award. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period. The Company reserves the right to grant awards that do not qualify for the Section 162(m) performance-based exception under Section 162(m).

Individual Award Limitations.  The LTIP contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (1) pursuant to options and/or stock appreciation rights is limited to 4,000,000 shares, (2) pursuant to restricted stock, restricted stock units or performance shares is limited to 2,000,000 shares, and (3) the maximum which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $6,000,000. In addition, an individual may be granted options or stock appreciation rights to purchase up to an additional 2,000,000 shares of stock in connection with his or her initial hiring with the Company.

The Compensation Committee may adjust the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as any performance conditions relating to shares and any other conditions of outstanding awards, in the event of any adjustment to common stock discussed above.

Effect of a Change in Control.  The LTIP provides that in the event of a “change in control” of the Company after the date the stockholders approve the LTIP, the successor corporation will assume, substitute an equivalent award, or replace with a cash incentive program each outstanding award that is granted under the LTIP after the date the stockholders approve the LTIP. If there is no assumption, substitution or replacement with a cash incentive program of outstanding awards granted after the date the stockholders approve the LTIP, such awards will become fully vested and exercisable immediately prior to the change in control, and the Company will provide notice to the recipient that he or she has the right to exercise such outstanding awards for a period of 15 days from the date of the notice. The awards will terminate upon the expiration of the 15-day period.

Termination or Amendment.  The LTIP will continue in effect until the first to occur of (1) its termination by the Compensation Committee or (2) the date on which all shares available for issuance have been issued and all restrictions on such shares have lapsed. However, no incentive stock option may be granted on or after January 19, 2016. The Compensation Committee may terminate or amend the LTIP at any time, provided that no amendment may be made without stockholder approval if (1) the Compensation Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the common stock of the Company is then listed or (2) the amendment purports to reprice stock options or stock appreciation rights. No termination or amendment may affect any outstanding award unless expressly provided by the Compensation Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the LTIP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit Awards.  There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Compensation Committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares and Performance Unit Awards.  A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock

Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Historical Plan Benefits

Options Granted to Certain Individuals and Groups.  The number of options or other awards (if any) that an individual may receive under the LTIP is in the discretion of the Compensation Committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the LTIP and, accordingly, our executive officers have an interest in this proposal. The following table sets forth the total number of shares of the Company’s common stock subject to options or other awards (if any) granted under the LTIP to the listed persons and groups during the fiscal year ended September 30, 2010 and the weighted average per share exercise price of the options.

Options and Restricted Stock Units Granted to Certain Individuals and Groups
During the Fiscal Year Ended September 30, 2010

		Weighted Average	Number of Shares of
	Number of Options	Per Share Exercise	Restricted Stock
Name and Position	Granted(1)	Price of Options(1)	Units Granted

Fredric J. Tomczyk, President and Chief Executive Officer	109,769	$19.91	158,135
William J. Gerber, Executive Vice President, Chief Financial Officer	—	—	23,846
John B. Bunch, Executive Vice President, Retail Distribution	—	—	52,210
David M. Kelley, Executive Vice President, Chief Operating Officer	—	—	45,417
J. Thomas Bradley, Jr., Executive Vice President, Institutional Services	—	—	46,836
All executive officers, as a group	109,769	$19.91	361,385
All directors who are not executive officers, as a group	—	—	—
All other employees, including all officers who are not executive officers, as a group	—	—	677,391

(1)	All options were granted with an exercise price equal to 100 percent of the fair market value on the date of grant.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to approve the LTIP. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “non-routine” proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the proposal.

The board of directors believes that the LTIP is in the best interests of the Company and its stockholders for the reasons stated above. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the reapproval of the performance-based compensation measures used under the LTIP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER THE LTIP.

PROPOSAL NO. 5

REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER
THE MANAGEMENT INCENTIVE PLAN, AS REQUIRED BY SECTION 162(m) OF
THE INTERNAL REVENUE CODE

The board of directors of the Company originally adopted the TD Ameritrade Holding Corporation Management Incentive Plan effective as of November 15, 2006. We refer to this plan as the MIP in this proxy statement. At the Annual Meeting, the stockholders will be asked to reapprove the MIP for purposes of complying with certain requirements of the Internal Revenue Code. Stockholder reapproval of the performance-based compensation measures under the MIP is required every five years in order to qualify the MIP under Section 162(m) of the Code, thereby allowing the Company to deduct for federal income tax purposes compensation paid under the MIP. If stockholders do not reapprove the performance-based compensation measures under the MIP, it will not be available for the Company to continue to grant performance-based bonuses to its key employees and executive officers. If that happens, we may not be entitled to a tax deduction for some or all of the incentive cash compensation paid to our chief executive officer and our other most highly compensated executive officers.

Summary of the MIP

The following paragraphs provide a summary of the principal features of the MIP and its operation. The summary is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached hereto as Appendix C and which may also be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the MIP may be obtained upon written request to the Company.

General.  The purpose of the MIP is to increase stockholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The MIP’s goals are to be achieved by providing such executives with incentive awards only after the achievement of specified goals relating to the performance of the Company.

Administration.  The MIP will be administered by the Compensation Committee. The Compensation Committee may delegate specific administrative tasks to Company employees or others to assist with day-to-day administration of the MIP. To the extent such a delegation of authority has been made, the term “Compensation Committee” in this Proposal No. 5 should be read as “Compensation Committee or its delegate.” The Compensation Committee shall consist of two or more members of the board who are not employees of the Company and who otherwise qualify as outside directors under Code section 162(m). Subject to the terms of the MIP, the Compensation Committee has sole discretion to:

•	select the employees who will be eligible to receive awards;

•	determine the target award for each participant;

•	establish a period of time or “performance period” during which performance will be measured;

•	set the performance goals that must be achieved during the performance period before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the MIP.

Participation and Eligibility.  The Compensation Committee selects the employees of the Company who will be eligible to receive awards under the MIP for each performance period. The actual number of employees who will be eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has discretion to select the participants.

Approximately 50 employees have been designated for participation in the MIP (as of the Company’s most recent completed fiscal year). We currently expect that a similar number of employees will participate in future years and performance periods, but the actual number of employees participating may be higher or lower as determined by the Compensation Committee.

Plan Operation.  The duration of each performance period will be determined by the Compensation Committee in its discretion. The Compensation Committee currently expects that most performance periods under the MIP will last for one fiscal year but the Compensation Committee may establish shorter or longer performance periods in the future. However, no performance period may last longer than three fiscal years. Also, no participant may participate in more than three performance periods at any one time.

For each performance period, the Compensation Committee will designate the employees eligible to participate in that performance period and for each participant also will establish:

•	a target award, expressed as a percentage of the participant’s base salary or a specific dollar amount and

•	the performance goal or goals that must be achieved before an award actually will be paid to the participant.

The performance goals will require the achievement of objectives for one or more of the following measures: revenue, gross margin, operating margin, operating income, pre-tax profit, pre-tax margin, earnings before interest, taxes, depreciation and amortization, net income, cash flow, operating expenses, the market price of the Company’s common stock, earnings per share, earnings yield, earnings yield spread, gross and net client asset growth, gross and net account growth, total stockholder return, return on capital, return on assets, product quality, economic value added, number of customers, market share, return on investments, profit after taxes, client satisfaction, business divestitures and acquisitions, supplier awards from significant customers, new product development, working capital, individual objectives, time to market, return on net assets, and sales. Performance goals may differ from participant to participant, performance period to performance period and from award to award.

The Compensation Committee may choose to set target goals (from the above list): (a) in absolute terms, (b) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or per capita basis, (d) against the performance of the Company as a whole or against particular segments or products of the Company and/or (e) on a pre-tax or after-tax basis. The Compensation Committee also will determine whether any elements (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles).

After the performance period ends, the Compensation Committee will certify the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant increases or decreases based on the level of actual performance attained. However, the MIP limits actual awards to a maximum of $20 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award. Also, as indicated above, no participant may participate in more than three performance periods at any one time.

The Compensation Committee has discretion to reduce or eliminate the actual award of any participant. Also, unless determined otherwise by the Compensation Committee or otherwise required under existing contractual agreements, a participant will forfeit the bonus if a participant terminates employment before the bonus actually is paid. However, the Compensation Committee has discretion to pay out part or all of the award. In addition, the MIP includes a provision for the forfeiture or repayment of amounts paid thereunder in connection with certain events (also known as a “clawback”).

Actual awards can generally be paid in cash generally no later than ninety (90) days after the performance period ends. However, the Compensation Committee has discretion to pay any such award in the form of restricted shares, restricted stock units or stock options under any of the Company’s stock plans. The Compensation Committee also has the discretion to defer payment of part or all of any bonuses and/or to apply a vesting schedule (which may be time-based or performance-based) to part or all of any bonuses. No time-based vesting schedule (that is, the period of time for which an employee must remain employed to actually receive the bonus) may be longer than four years.

Federal Income Tax Considerations

An actual award under the MIP generally will be compensation taxable as ordinary income (and subject to income tax withholding) when paid to the participant. The Company generally will be entitled to a corresponding deduction for federal income tax purposes, except as follows. Section 162(m) of the Code generally limits to $1,000,000 the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s chief executive officer or any of the three other most highly compensated executive officers (other than the Company’s chief financial officer). However, if the Company pays compensation that is “performance based” under section 162(m), the Company still may receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The MIP is designed, and is intended to be administered, to allow the Company to pay incentive compensation that is performance based and therefore fully tax deductible on the Company’s federal income tax return.

Amendment and Termination of the Plan

The Compensation Committee may amend or terminate the plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant with respect to payments made prior to such amendment or termination unless the Compensation Committee has determined that such amendment or termination is in the best interests of all persons to whom awards have been granted.

Estimated Bonuses to be Paid to Certain Individuals and Groups

Awards under the MIP (if any) will be determined based on actual future performance during performance periods designated by the Compensation Committee. As a result, future actual awards cannot now be determined. The following table sets forth the target awards for the fiscal year 2011 performance period for the persons and groups shown below. For the fiscal year 2011 performance period, the Compensation Committee selected performance goals that relate to the achievement of targets based upon EPS, market share and net new assets. These potential bonus amounts (if any) for the fiscal year 2011 performance period are included in the table below and are subject to stockholder approval. The maximum award any individual participant can receive for any performance period is $20 million. Our executive officers are eligible to receive awards under the MIP and, accordingly, our executive officers have an interest in this proposal.

Name of Individual or Group	Target Award

Fredric J. Tomczyk, President and Chief Executive Officer(1)	$5,500,000
William J. Gerber, Executive Vice President, Chief Financial Officer(2)	$950,000
John B. Bunch, Executive Vice President, Retail Distribution(2)	$1,600,000
David M. Kelley, Executive Vice President, Chief Operating Officer(2)	$1,800,000
J. Thomas Bradley, Jr., Executive Vice President, Institutional Services(2)	$1,400,000
All executive officers, as a group(3)	$13,350,000
All employees who are not executive officers, as a group(4)	$12,825,000
All directors who are not executive officers, as a group(5)	—

(1)	Mr. Tomczyk’s target award consists of $1,650,000 in cash and $3,850,000 in restricted stock units.

(2)	The target awards for each of Messrs. Gerber, Bunch, Kelley and Bradley consist of an equal amount of cash and restricted stock units.

(3)	The aggregate target award for the executive officers, as a group, consists of $5,585,000 in cash and $7,765,000 in restricted stock units.

(4)	The aggregate target award for all employees who are not executive officers, as a group, consists of $8,332,500 in cash and $4,492,500 in restricted stock units.

(5)	This group is not eligible to participate in the MIP.

There can be no assurance that the target awards shown above actually will be paid. The actual award paid (if any) may be higher or lower depending on actual performance compared to the targeted performance goals. In no event will any participant’s actual award for the fiscal year 2011 performance period under the MIP exceed the maximum award specified by the MIP. In addition, the Compensation Committee has discretion to decrease (but not increase) the award otherwise indicated under the pre-established measures.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to approve the MIP. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “non-routine” proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors believes that the MIP is in the best interests of the Company and its stockholders for the reasons stated above. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the reapproval of the performance-based compensation measures used under the MIP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” REAPPROVAL OF THE PERFORMANCE-BASED COMPENSATION MEASURES USED UNDER THE MANAGEMENT INCENTIVE PLAN.

INFORMATION REGARDING PLANS AND OTHER ARRANGEMENTS NOT SUBJECT TO
SECURITY HOLDER ACTION

The following table summarizes, as of September 30, 2010, information about compensation plans under which equity securities of the Company are authorized for issuance:

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights	and Rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,214,170	$8.28	21,966,444(1)

(1)	The LTIP and the 2006 Directors Incentive Plan authorize the issuance of shares of common stock as well as options. As of September 30, 2010, there were 15,946,866 shares and 1,250,214 shares remaining available for issuance pursuant to the LTIP and the 2006 Directors Incentive Plan, respectively.

The table above includes the following options assumed in connection with the Company’s acquisition of thinkorswim Group Inc. in fiscal 2009 and the Company’s merger with Datek Online Holdings Corp. in fiscal 2002:

Number of Securities
	to be Issued Upon	Weighted-Average
	Exercise of	Exercise Price of
	Outstanding Options,	Outstanding Options,
	Warrants and Rights	Warrants and Rights
Plan Category	(a)	(b)

Equity compensation plans approved by security holders	275,387	$17.44

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 30, 2011. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and voting on the matter, provided that a quorum of at least a majority of the outstanding shares are represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

Representatives of E&Y are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Fees Paid to Independent Auditor

The following table presents fees billed by E&Y for professional audit services rendered related to the audits of the Company’s annual financial statements for the years ended September 30, 2010 and 2009, and fees for other services rendered by E&Y during those periods.

	2010	2009

Audit Fees	$3,383,553	$4,280,726
Audit-Related Fees	642,604	354,006

Total	$4,026,157	$4,634,732

Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the Company’s financial statements included in the Company’s Form 10-K, the quarterly reviews of financial statements included in the Company’s Forms 10-Q and the audits of our subsidiaries required by regulation.

Audit-Related Fees.  Audit-related services include fees for third-party service organization internal control audit services, SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions and business acquisitions.

Tax Fees.  E&Y did not provide any tax services during 2010 and 2009.

All Other Fees.  E&Y did not provide any other services during 2010 and 2009.

The Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2010 and 2009 were compatible.

We have been advised by E&Y that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by our independent auditor in 2010 and 2009, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.

Report of the Audit Committee

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the Audit Committee charter through a formal written report dated and executed as of November 18, 2010. A copy of that report is set forth below.

November 18, 2010

The Board of Directors
TD Ameritrade Holding Corporation

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for TD Ameritrade Holding Corporation and subsidiaries (“TD Ameritrade”) in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NASDAQ standard of independence for audit committees and its most recent review determined that the committee meets that standard.

TD Ameritrade management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent Registered Public Accounting (RPA) firm, Ernst & Young LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee, with the assistance and support of the Corporate Audit Department and management of TD Ameritrade Holding Corporation, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of TD Ameritrade’s systems of internal control for the fiscal year ended September 30, 2010.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended September 30, 2010:

•	Reviewed and discussed the audited financial statements with management and the external auditors.

•	Discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61 and Rule 2.07 of Regulation S-X, including matters related to the conduct of the audit of the financial statements.

•	Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in TD Ameritrade’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, for filing with the Securities and Exchange Commission.

Respectfully submitted,

TD Ameritrade Holding Corporation Audit Committee

Marshall A. Cohen, Chairman
Wilbur J. Prezzano
Allan R. Tessler

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s Proxy Statement relating to its next Annual Meeting, stockholder proposals must be received no later than September 9, 2011 by the secretary of the Company at the Company’s principal executive office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act. Pursuant to the Company’s Bylaws, stockholders who intend to present an item for business at the next Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the secretary no earlier than October 19, 2011 and no later than November 18, 2011. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. SEC rules permit those persons we have named as proxies to vote in their discretion on stockholder proposals that are not submitted in compliance with the Company’s Bylaws, if such matters are brought before the Annual Meeting notwithstanding such noncompliance.

“HOUSEHOLDING” PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and accompanying materials. This means that only one copy of the Internet Availability Notice or paper copy of the Proxy Statement and Annual Report may have been sent to multiple stockholders in your household. If you would like to receive a separate Internet Availability Notice or copies of this Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the following address:

TD Ameritrade Holding Corporation
4211 South 102nd Street
Omaha, NE 68127
Attention: Investor Relations
(800) 237-8692

ANNUAL REPORT

The Annual Report of the Company containing financial statements for the fiscal year ended September 30, 2010 is provided with this Proxy Statement.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders and does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares.

By Order of the Board of Directors

Ellen L.S. Koplow, Secretary

Omaha, Nebraska
January 7, 2011

APPENDIX A

TD AMERITRADE HOLDING CORPORATION
Audit Committee Charter
November 18, 2010

Introduction

Primary responsibility for TD Ameritrade Holding Corporation (the “Corporation”) accounting and financial reporting lies with senior management, with oversight by the Board of Directors. To help the Board of Directors carry out this oversight responsibility, an Audit Committee (the “Committee”) has been established.

The Committee will be comprised entirely of independent directors as defined under applicable statutes, rules and regulations. The members of the Committee shall be appointed by the Board and shall serve until their successors are duly appointed. The size of the Committee shall be determined by the Board subject to a minimum requirement of three directors. A Chair will be appointed by the Board. The Committee may from time to time delegate to its Chair certain powers or responsibilities that the Committee itself may have hereunder. Members of the Committee must have broker/dealer or financial or management expertise, and at least one must be a financial expert as defined under applicable statutes, rules and regulations. A financial expert will be formally designated by the Board. Committee members will periodically be provided with educational materials or other opportunities for development to enhance their familiarity with financial, accounting and other areas relevant to their responsibilities.

The Committee has oversight responsibility of the Corporation’s Audit Department and, in such capacity, the Chairman of the Committee will maintain direct access and communications with the Managing Director — Corporate Audit.

The Committee is authorized to engage independent legal counsel and other advisors as the Committee determines necessary to carry out its responsibilities. The Committee will be provided with appropriate funding by the Corporation as the Committee determines necessary to carry out its responsibilities, including the compensation of the registered public accounting firm (“RPA”) employed by the Corporation to provide auditing services, render an audit report and perform related work, and to engage such advisors as the Committee may determine are necessary from time to time. The Committee has the authority to conduct any investigation and access any officer, employee or agent of the Corporation appropriate to fulfilling its responsibilities, including the RPA.

The Committee will meet on at least a quarterly basis and will hold special meetings as circumstances require. The Committee may invite to its meetings any director, management and other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

At least annually, the Committee shall meet jointly with the Risk Committee to review and discuss the Corporation’s risk management policies, procedures and insurance coverage.

To facilitate communication between the Committee and the Risk Committee, where the Chair of the Risk Committee is not a member of the Committee, he or she shall receive notice of and attend by invitation of the Committee, as an observer, each meeting of the Committee and receive the materials for each such meeting.

The responsibilities of the Committee shall be in the following areas:

1. Oversee the Corporation’s internal accounting and operational controls, including an assessment of operational, legal and compliance matters.

2. Appoint the RPA, determine its compensation, oversee its work and assess its performance on an ongoing basis. Review appointment of the Managing Director — Corporate Audit and assess his or her performance on an ongoing basis.

3. Review the Corporation’s financial statements, review the RPA’s audit findings, review Corporate Audit’s audit findings, and oversee the financial and regulatory reporting processes.

4. Perform other oversight functions as requested by the Board of Directors.

5. Report activities performed to the Board of Directors.

It is not the responsibility of the Committee to plan or conduct audits, or to determine that the Corporations’ financial statements are complete, accurate and in accordance with GAAP.

Management of the Corporation is responsible for the preparation, consistency, integrity, and fair presentation of the consolidated financial systems. Management is also responsible for establishing and maintaining comprehensive systems of internal control that provide reasonable assurance as to the consistency, integrity, and reliability of the preparation and presentation of financial statements; the safeguarding of assets; the effectiveness and efficiency of operations; and compliance with applicable laws and regulations.

The RPA is responsible for planning and performing audits to obtain reasonable assurance that the internal control over financial reporting is maintained in all material respects.

Committee Responsibilities

1. Oversee the Corporation’s Internal Accounting and Operational Controls, Including an Assessment of Operational, Legal and Compliance Matters.

A. The Committee will instruct management to establish and maintain an adequate internal control structure and procedures for accounting and financial reporting, and to assess the effectiveness of the internal control structure and procedures for financial reporting. The Committee will instruct management to evaluate the system of internal controls on at least a quarterly basis. The Committee will review reports from management prepared quarterly concerning the effectiveness of internal controls, all significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls, any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls, and any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant deficiencies and material weaknesses. The Committee will also periodically review reports from management prepared concerning an assessment of operational, legal and compliance matters.

B. The Committee will instruct the Managing Director — Corporate Audit to advise the Committee and the RPA, and will instruct the RPA to advise the Committee, if there are any areas that require special attention, including any significant deficiencies in the design or operation of the system of internal controls, any material weaknesses in the internal controls, any fraud, whether or not material, involving management or employees who have a significant role in internal controls, any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant control deficiencies or any illegal acts by the Corporation, management or employees.

C. The Committee will meet privately with the Managing Director — Corporate Audit and the RPA, no less than annually, to review their findings and management’s plans to ensure internal control recommendations made by internal and external auditors have been appropriately implemented by management.

D. The Committee will receive reports from the Risk Committee (i) as considered necessary or desirable with respect to any issues relating to internal control procedures considered by the Risk Committee in the course of undertaking its responsibilities and (ii) for purposes of monitoring policies and processes with respect to risk assessment and risk management and discuss the Corporation’s major risk exposures, including operational risk issues, and the steps management has taken to monitor and control such exposures.

E. The Committee will review the assessment of risks as described in the Audit Risk Assessment and supporting Annual Audit Plan.

F. The Committee will review with the Managing Director — Corporate Audit and the RPA their integrated Annual Audit Plan, including the degree of coordination and integration between the respective parties. The Committee will inquire as to the extent to which the planned audit scope can be relied upon to detect fraud, non-compliance with State and Federal laws and regulations, non-compliance with SEC and FINRA guidelines, or weaknesses in internal accounting and operational controls.

G. The Committee shall satisfy itself that Corporate Audit has adequate resources and independence to perform its responsibilities.

H. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for providing an assessment of internal accounting and operational controls, including an assessment of operational, legal and compliance matters, as well as financial and regulatory reporting.

I. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for a review of the Corporation’s information technology procedures and controls, including computer systems and applications, the security of such systems and applications, the contingency plan for processing data in the event of a systems breakdown, as well as the specific programs to protect against computer fraud or misuse from both within and outside the Corporation.

J. The Committee will discuss with the Managing Director — Corporate Audit and the RPA what steps are planned for review of in-house policies and procedures, and compliance with such policies and procedures, for compliance with regulatory capital requirements and related dividend restrictions, for compliance with the Code of Business Conduct and Ethics policy, for compliance with officer travel and entertainment policies, for compliance with the Derivatives Use policies, for compliance with policies and applicable laws surrounding the employment of past or present partners or employees of the RPA , and for compliance with insider trading policies by directors, officers and stockholders. The Committee will inquire as to the result of these reviews, and, if appropriate, review a summary of the exceptions identified for the period under review.

K. The Committee will instruct the Managing Director — Corporate Audit and the RPA to advise the Committee when the Corporation seeks a second opinion on a significant accounting issue.

L. The Committee will meet with the Corporation’s Chief Risk Officer, no less than annually, to discuss the Corporation’s risk management policies, procedures and insurance coverage, including director and officer liability, property and casualty loss, errors and omissions, and surety bonds.

M. The Committee will meet with the Chief Compliance Officer or in-house General Counsel, no less than annually, to review compliance policies, procedures, and reports required under applicable statutes, rules and regulations.

2. Appoint the RPA, Determine its Compensation, Oversee its Work and Assess its Performance on an Ongoing Basis. Review Appointment of Managing Director — Corporate Audit, and Assess His or Her Performance on an Ongoing Basis.

A. The Committee will appoint the RPA of the Corporation, will determine the fees paid to the RPA and will oversee the work and assess the performance of the RPA. The Committee will obtain assessments of the performance of the RPA from the Managing Director — Corporate Audit and other appropriate management representatives. Based upon the evaluation of the RPA’s performance, the Committee will determine whether to retain or replace the RPA.

B. The Committee will instruct the RPA to report directly to the Committee.

C. The Committee will inquire as to the extent to which auditors other than the principal auditors are to be used and understand the rationale for using them. The Committee will request that the work of all auditors be coordinated and the Committee and the Managing Director — Corporate Audit will each perform an appropriate review of their work.

D. The Committee will discuss with the RPA its independence. The Committee will ensure the RPA complies with Independence Standard No. 1 and provides to the Committee the disclosures and letter required by such standard. The Committee will be responsible for reviewing any disclosed relationships that may impact the objectivity and independence of the RPA. The Committee will be responsible for undertaking appropriate action, if necessary, in response to the RPA’s report to satisfy itself of the RPA’s independence. The Committee will also review management’s evaluation of the factors related to the independence of the RPA.

E. The Committee will discuss with the RPA the matters required to be discussed by SAS 61.

F. The Committee will review management’s plans for engaging the RPA to perform all audit and non-audit services during the year. The engagement of the RPA to perform any audit or non-audit services will be subject to the prior approval of the Committee. The Committee will take appropriate actions to ensure that the RPA has not been engaged to perform any non-audit services that are prohibited under applicable statutes, rules and regulations. The Committee may delegate to one or more of its members the authority to grant the pre-approval of services, so long as any such approvals are presented to the Committee at its next meeting.

G. The Committee will review the appointment and any dismissal of the Managing Director — Corporate Audit. The Committee will annually review and approve the performance evaluation of the Managing Director — Corporate Audit after consulting with the Chairman, Chief Executive Officer, the General Counsel, and the Chief Risk Officer.

3. Review the Corporation’s Financial Statements, Review the RPA’s Audit Findings, Review Corporate Audit’s Audit Findings, and Oversee the Financial and Regulatory Reporting Processes.

A. The Committee will review and discuss the Corporation’s annual and quarterly financial statements with management in conjunction with the Corporation filing its periodic reports containing such financial statements with the SEC.

B. The Committee will obtain from management explanations for all significant variances in the financial statements between periods. The Committee will consider whether the data is consistent with the Management’s Discussion and Analysis section of the Annual Report and periodic reports.

C. The Committee will exercise oversight of the quarterly reporting process prior to the release of quarterly earnings and filing of periodic reports.

D. The Committee will inquire from management and the RPA as to, and request an explanation of, any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, FINRA or other governing bodies and self-regulatory organizations that have an effect on, or oversight of, the financial statements of the Corporation.

E. The Committee will inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements.

F. The Committee will meet regularly with the Corporation’s in-house legal counsel, and outside counsel, when appropriate, to discuss legal matters and/or regulatory examination results that may have a significant impact on the financial statements.

G. The Committee will review the significant reports to management prepared by the internal auditing department and management’s responses.

H. The Committee will review the reports to the Committee prepared by the RPA regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the RPA, and other material written communications between the RPA and management.

I. The Committee will meet privately with the RPA, no less than annually, to request its opinion of various matters, including the quality of financial and accounting personnel and the internal audit staff.

J. The Committee will meet privately with the RPA, no less than annually, to determine what the RPA’s greatest concerns are and if any matters should be discussed with the Committee that have not been raised or covered elsewhere.

K. The Committee will review the letter(s) of management representations given to the RPA and inquire whether the RPA encountered any difficulties in obtaining the letter(s) or any specific representations therein.

L. The Committee will discuss with management and the RPA the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments. The Committee will assess the adequacy of the disclosure of such matters in the Corporation’s financial statements and periodic reports.

M. The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission, by employees of the Corporation, of concerns regarding questionable accounting or auditing matters.

N. The Committee will review the determination by the Corporation’s Director of Corporate Tax of the status of the open years on federal and state income tax returns and whether there are any significant items that have been or might be challenged by the IRS or State(s), and review the status of the related tax reserves.

O. The Committee will review the section of the annual Proxy Statement describing fees paid to the RPA and determine whether the provision of services described in such section is compatible with maintaining the independence of the RPA.

P. The Committee will review with management and the RPA the Corporation’s Annual Report and Reports on Form 10-K and Form 10-Q, including the Management’s Discussion and Analysis section of the reports.

Q. The Committee will inquire of management and the RPA if there were any significant financial reporting issues discussed during the accounting period reported. The Committee will instruct the RPA to advise the Committee of any disagreements between the RPA and the Corporation’s management regarding financial reporting issues. The Committee will resolve any such disagreements.

R. The Committee will instruct the RPA to communicate to the Committee any other known matters that require the attention of the Committee or the Board of Directors.

S. The Committee will consider whether the RPA should meet with the Board of Directors to discuss any matters relative to the financial statements and to answer any questions that other directors might have.

T. The Committee will meet privately with the Chief Financial Officer and/or Chief Accounting Officer, no less than annually, to discuss any matters with the Committee that have not been raised or covered elsewhere.

U. The Committee will hold private sessions (Audit Committee members only) as needed for confidential discussion or debate.

4. Perform Other Oversight Functions as Requested by the Board of Directors.

A. The committee will, if necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

B. The Committee will recommend to the Board of Directors that the audited financial statements be included in the Annual Report and Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

C. The Committee will review and approve the report required by the Securities and Exchange Commission to be included in the Corporation’s annual Proxy Statement.

D. The Committee will review any certifications made by management and required to be provided to the Securities and Exchange Commission under applicable rules and regulations.

5. Report Activities Performed to the Board of Directors.

A. The Committee will maintain minutes or other records of meetings and activities of the Committee.

B. The Committee will report its activities to the Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis.

C. The Chairman of the Committee will describe the Committee’s significant activities during the year in a letter to the Board of Directors.

D. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

E. The Committee will conduct an annual evaluation of Committee activities to assess its contribution and effectiveness in fulfilling its mandate.

Notwithstanding any provision to the contrary in this Charter, no rights or authority granted herein shall supersede any contractual rights or obligations provided in the Stockholders Agreement among the Company, The Toronto-Dominion Bank and the Ricketts Parties dated June 22, 2005.

APPENDIX B

TD AMERITRADE HOLDING CORPORATION
LONG-TERM INCENTIVE PLAN

(As Proposed to be Reapproved at the 2011 Stockholders Meeting)

1. History, Purpose and Term of Plan.

1.1.  History.  The Plan was originally adopted by the Ameritrade Holding Corporation (“Old Ameritrade”) effective as of October 1, 1996 (the “Original Effective Date”). Pursuant to an agreement and plan of merger, Old Ameritrade became a subsidiary of the Company, a newly formed corporation, effective as of September 9, 2002, and thereafter the Company assumed the Plan, and all outstanding obligations under the Plan. The Board approved an amendment and restatement of the Plan on September 7, 2005, and Company stockholders approved such amendment and restatement on January 4, 2006. The Board subsequently approved this amendment and restatement of the Plan on January 19, 2006 (the “2006 Restatement Date”), and Company stockholders approved this amendment and restatement of the Plan on March 9, 2006. The Board approved an additional amendment and restatement of the Plan, subject to Company stockholder approval, on November 9, 2009, and stockholders approved the Plan on February 25, 2010. The HR & Compensation Committee approved additional amendments on February 24, 2010.

1.2.  Purpose.  The purposes of this Plan are to attract, retain and reward Service Providers and to promote the success of the Company’s business. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

1.3.  Term.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the 2006 Restatement Date.

2. Definitions and Construction.

2.1.  Definitions.  Whenever used herein, the following terms shall their respective meanings set forth below:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 3 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock-based awards or equity compensation programs under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events after the 2006 Restatement Date:

(i) A change in the ownership of the Company. A change in the ownership of the Company will occur on the date that any one person, or more than one person acting as a group, acquires ownership of the Stock of the Company that, together with the Stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional Stock by any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Stock of the Company shall not be considered a Change of Control; or

(ii) A change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that: (1) the Board determines, in its sole and absolute discretion, that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Stock of the Company possessing up to fifty percent (50%) or more of the total voting power of the Stock of the Company, in each case whether such acquisition is by means of a tender offer, exchange offer, merger, business combination or otherwise; or (2) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this subsection (ii), if any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons shall not be considered a Change of Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s Stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in this subsection 2.1(f)(iii)(2)(C). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.1(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Additionally, for purposes of this Section 2.1(f), notwithstanding any public disclosure to the contrary, TD and the R Parties (as such terms are defined in the Stockholders Agreement) together will not be considered to have formed a group solely as a result of being parties or bound by the Stockholders Agreement and any future actions, agreements or arrangements between TD and the R Parties outside of the rights and obligations set forth in the Stockholders Agreement shall be taken into account when considering whether TD and the R Parties shall have formed a group in the future.

(g) “Consultant” means any person, including an advisor, engaged by the Company or a Related Entity to render services to such entity.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 of the Plan.

(j) “Committee Designate” means any committee comprised of (1) one or more individual (or individuals) who are then serving as a member(s) of the Board or (2) one or more Officer (or Officers).

(k) “Company” means TD Ameritrade Holding Corporation, a Delaware corporation, or any successor thereto.

(l) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receipt by the Employee of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company.

(o) “Dividend Right” means a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(p) “Employee” means any person, including Officers and Directors, who are employed by the Company or a Related Entity. Neither service as a Director nor payment of a director’s fee by the Company or Related Entity will be sufficient to constitute “employment” by the Company or Related Entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date and unless the Committee determines otherwise, the value of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing market composite price for such Stock as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock will be the mean between the high bid and low asked prices for the Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Stock, the Fair Market Value will be determined in good faith by the Committee.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6 of the Plan.

(w) “Option Price” means the price at which Shares may be purchased upon the exercise of an Option pursuant to Section 6.3.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance-Based Award” means any Award granted to selected Service Providers pursuant to this Plan, but which are subject to the terms and conditions set forth in Section 12. All Performance-Based Awards granted to Covered Employees are, unless specifically noted to the contrary by the Committee, intended to qualify as performance-based compensation under Section 162(m) of the Code.

(aa) “Performance Goals” means the goal(s) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Share, (xii) earnings per share, (xiii) earnings yield, (xiv) earnings yield spread, (xv) gross and net client asset growth, (xvi) gross and net account growth, (xvii) total stockholder return, (xviii) return on capital, (xix) return on assets, (xx) product quality, (xxi) economic value added, (xxii) number of customers, (xxiii) market share, (xxiv) return on investments, (xxv) profit after taxes, (xxvi) client satisfaction, (xxvii) business divestitures and acquisitions, (xxviii) supplier awards from significant customers, (xxix) new product development, (xxx) working capital, (xxxi) individual objectives, (xxxii) time to market, (xxxiii) return on net assets, and (xxxiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(bb) “Performance Period” means a period established by the Committee pursuant to Section 12 of the Plan at the end of which one or more Performance Goals are to be measured.

(cc) “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(dd) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ee) “Period of Restriction” means the period during which the transfer of Restricted Stock or Restricted Stock Units are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of Performance Goals, and/or the occurrence of other events as determined by the Committee.

(ff) “Plan” means this TD Ameritrade Holding Corporation Long-Term Incentive Plan.

(gg) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(hh) “Restricted Stock” means an Award granted to a Service Provider pursuant Section 8 of the Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive the value associated with a share of Stock on a date determined in accordance with the provisions of the Plan and the Participant’s Award Agreement.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of Stock, as adjusted in accordance with Section 5.3 of the Plan.

(nn) “Stock” means the common stock of the Company, or in the case of certain Stock Appreciation Rights or Performance Units, the cash equivalent thereof.

(oo) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as SAR.

(pp) “Stockholders Agreement” means that certain Stockholders Agreement among TD Ameritrade Holding Corporation, the stockholders listed on Exhibit A thereto and The Toronto-Dominion Bank dated as of June 22, 2005, and as most recently amended as of August 3, 2009.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Administration.

3.1.  Administration.  The Plan shall be administered by the Administrator. Notwithstanding the foregoing, the Administrator, subject to the terms and conditions of the Plan, may delegate to any Committee Designate the authority to act as a subcommittee of the Board or Committee, as applicable, for purposes of making grants or awards under the Plan to Service Providers of the Company who are not subject to Section 16(a) of the Exchange Act as the Committee Designate shall determine in his or her sole discretion and the Committee Designate shall have the authority and duties of the Administrator with respect to such grants or awards, provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 5, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant, and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Administrator and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Administrator.

3.2.  Authority of the Administrator.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Administrator shall have the full and final power and authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Option Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, will determine;

(f) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(g) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under such applicable foreign tax laws;

(h) to modify or amend each Award, including the discretionary acceleration of vesting and the authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in an applicable Award Agreement;

(i) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, settlement or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined by the applicable closing price of the Shares as reported on the applicable stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, which the Stock is listed and as reported in The Wall Street Journal or such other source as the Committee deems reliable. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Committee may deem necessary or advisable;

(j) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(k) to allow a Participant, subject to compliance with all Applicable Laws, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(l) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(m) to determine whether Awards will be adjusted for Dividend Rights;

(n) to establish a program whereby Service Providers designated by the Committee can, subject to compliance with all Applicable Laws, reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(o) to issue Awards in satisfaction of obligations owed to any Participant under any other Company incentive or deferred compensation plan;

(p) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(q) in accordance with Section 14 of the Plan, to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award; and

(r) to make all other determinations deemed necessary or advisable for administering the Plan.

3.3.  Effect of Decisions and Determinations under Plan.  The decisions, determinations and interpretations of the Administrator will be final and binding on all Participants and any other holders of Awards.

3.4.  Administration with Respect to Officers.  With respect to participation by Officers in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5.  No Repricing.  Notwithstanding anything in the Plan to the contrary, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorom representing a majority of all outstanding shares of Stock is present or represented by proxy, the Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically, without limitation, any new Options and/or SARS having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This Section 3.5 shall not be construed to apply to

“issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code.

3.6.  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, Officers or Employees of the Company, members of the Board and any Officers or Employees of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Participation.  Subject to the terms and conditions of the Plan, the Administrator shall determine and designate, from time to time, from among the Service Providers those who will be granted one or more Awards under the Plan. In the discretion of the Administrator, and subject to the terms of the Plan, a Service Provider may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Service Provider. Except as otherwise agreed by the Administrator and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company.

5. Shares Subject to the Plan.

5.1.  Number of Shares Reserved.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 42,104,174 shares in the aggregate.

5.2.  Reusage of Shares.

(a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Plan, that number of shares of Stock that was subject to the Award but not delivered shall again be available for Awards under the Plan.

(b) In the event that shares of Stock are delivered under the Plan as Restricted Stock or Restricted Stock Units and are thereafter forfeited or reacquired by the Company pursuant to rights reserved in the Award Agreement, such forfeited or reacquired shares of Stock shall again be available for Awards under the Plan.

(c) Notwithstanding the provisions of Sections 5.2(a) or (b), the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations; (iii) shares of Stock which are surrendered to fulfill tax obligations; (iv) shares of Stock which are surrendered in payment of the Option Price upon the exercise of an Option; and (v) shares of Stock subject to the grant of SAR which are not issued upon settlement of the SAR.

5.3.  Adjustments to Shares Reserved.  In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any Awards (including the price at which shares of stock may be issued pursuant to an Award) shall be equitably adjusted by the Administrator, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

5.4.  Individual Limits on Awards.  Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply to Awards under the Plan:

(a) No Service Provider shall be granted, in any fiscal year of the Company (1) an Option or SAR to purchase more than 4,000,000 Shares, (2) Restricted Stock or Restricted Stock Units covering more than 2,000,000 Shares, (3) Performance Shares covering more than 2,000,000 Shares or (4) Performance Units which could result in such Service Provider receiving more than $6,000,000.

(b) In connection with her or her initial employment and/or service with the Company, a Service Provider may be granted Options or SARs to purchase up to an additional 2,000,000 Shares, which shall not count against the limit set forth in subsection (a) above.

(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 5.3.

(d) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a Change in Control), the cancelled Award will also be counted against the limits set forth in subsections (a) and (b) above.

(e) The determination made under this Section 5.4 shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable and/or are settled.

6. Options.

6.1.  Term of Option.  The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time of the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Entity, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.2.  Restrictions Relating to Incentive Stock Options.  To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

6.3.  Option Price.  The Option Price shall be established by the Administrator or shall be determined by a method established by the Administrator at the time the Option is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted. Notwithstanding the foregoing, any Incentive Stock Option granted to an Employee who, at the time of grant, owns Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or a Related Entity, the Option Price will be no less than 110% of the Fair Market Value on the date of grant.

6.4.  Waiting Period and Exercise Dates.  At the time an Option is granted, the Committee will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Administrator determines to be appropriate.

6.5.  Form of Consideration.  The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of: (a) cash; (b) check; (c) other shares of Stock which meet the conditions established by the Committee to avoid any adverse financial accounting consequences (as determined solely by the

Committee); (d) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (e) consideration received by the Company under a net exercise program implemented by the Company in connection with the Plan, (f) any combination of the foregoing methods of payment; or (g) such other consideration and method of payment for the issuance of shares of Stock to the extent permitted by Applicable Laws.

6.6.  Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Stock underlying such Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised. In addition, the exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

(b) Termination of Service Provider Relationship.  If a Participant ceases to be an Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except to the extent terminated earlier pursuant to the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Committee, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(c) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination as a result of Disability. Unless otherwise provided by the Committee, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(d) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Committee. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Committee, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.7.  Reload Provision.  In the event the Participant exercises an Option that was granted on or prior to the 2006 Restatement Date and pays all or a portion of the Option Price in Stock, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall expire on the same date as the expiration date of the original Option so exercised by payment of the Option Price in shares of Stock. Options granted after the 2006 Restatement Date will not be subject to this reload provision in this Section 6.7.

7. Stock Appreciation Rights.

7.1.  Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option or may be granted independently of any Option.

7.2.  Exercise Price and Other Terms.  The Administrator, subject to the provisions of the plan, will have complete discretion to determine the terms and conditions of each SAR granted under the Plan; provided, however, that (a) the exercise price per share subject to a tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to an independently granted SAR shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3.  Exercise.  If a SAR is not in tandem with an Option, then the SAR shall be exercisable in accordance with the terms established by the Administrator at the time of grant and set forth in the Award Agreement. If a SAR is granted in tandem with an Option, then the SAR shall be exercisable at the time the tandem Option is exercisable. The exercise of a tandem SAR will result in the surrender of the corresponding rights under the related Option.

7.4.  Settlement of Award.  Upon the exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

7.5.  Terms and Expiration of SARs.  The Administrator, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a SAR as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Administrator determines to be appropriate. Each SAR grant under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the requirements of Section 6.6 also will apply to SARs.

8. Restricted Stock.

8.1.  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Committee, in its sole discretion, will determine.

8.2.  Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3.  Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, including granting such an Award of Restricted Stock subject to Performance Goals or to the requirements of Section 12.

8.4.  Removal of Restrictions.  Except as otherwise provided in the Plan or the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.5.  Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise and as set forth in the Award Agreement.

8.6.  Dividend Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock may be entitled to Dividend Rights with respect to such Shares to the extent provided in the Award Agreement. If any such Dividend Rights are paid in shares of Stock, the shares of Stock will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Administrator, shall be payable at the time and in the form determined by the Administrator, and shall be subject to such other terms and conditions as the Administrator may determine.

8.7.  Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1.  Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Committee, in its sole discretion, will determine.

9.2.  Restricted Stock Unit Agreement.  Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares to be issued in settlement of the Award, and such other terms and conditions as the Committee, in its sole discretion, will determine.

9.3.  Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate, including granting such an Award of Restricted Stock Units subject to Performance Goals or to the requirements of Section 12.

9.4.  Settlement of Restricted Stock Units.  At the time of grant of any Restricted Stock Unit, the Committee will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (a) one share of Stock or (ii) cash equal to the value of one such share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited.

9.5.  Voting Rights.  Service Providers holding Restricted Stock Units will not have any right to exercise voting rights with respect to the shares of Stock underlying such Restricted Stock Unit.

9.6.  Dividend Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock Units may be entitled to Dividend Rights with respect to such Shares to the extent and in the manner provided in the Award Agreement. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Administrator, shall be payable at the time and in the form determined by the Administrator, and shall be subject to such other terms and conditions as the Administrator may determine.

9.7.  Return of Restricted Stock Units to Company.  On the date set forth in the Award Agreement, the Restricted Stock Units for which restrictions have not lapsed, and for which shares of Stock have not been issued in settlement of the Award, will revert to the Company and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

10.1.  Grant of Performance Units/Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

10.2.  Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

10.3.  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Participant) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.4.  Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

10.5.  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

10.6.  Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Replacement Awards.  Each holder of an Award related to the common stock of Old Ameritrade which was granted pursuant to the Plan prior to the Assumption Date and which was outstanding as of the Assumption Date after giving effect to the transactions contemplated by the Merger Agreement (the “Existing Awards”), will, as of the Assumption Date, be automatically granted a “Replacement Award” under the Plan and the Existing Awards shall be cancelled in exchange for the Replacement Awards. The number of shares of Stock and, if applicable, the Option Price per share of Stock, subject to a Replacement Award shall be equal to the same number of shares of common stock of Old Ameritrade and, if applicable, the same Option Price per share, subject to corresponding Existing Award. Except as provided in the preceding sentence, the Replacement Awards granted pursuant to this Section 11 shall be subject to the same terms and conditions as the corresponding Existing Awards.

12. Terms and Conditions of Any Performance-Based Award.

12.1.  Purpose.  The purpose of this Section 12 is to provide the Committee the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Committee may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

12.2.  Applicability.  This Section 12 will apply to those Covered Employees which are selected by the Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

12.3.  Procedures with Respect to Performance Based Awards.  To the extent necessary to comply with the performance-based compensation of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated period of time or period of service (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period. Unless specifically provided otherwise by the Committee when establishing any Performance Goal, and only to the extent applicable to each particular Performance Goal, such Performance Goals shall be automatically adjusted to (a) the reflect the impact of any change in accounting standards that may be required by the Financial Accounting Standards Board after the adoption of the Performance Goal and (b) reflect the impact of any restatement of the Company’s financial statements as result of such a change in the accounting standards.

12.4.  Payment of Performance Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

12.5.  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Change in Control.

13.1.  Options and SARs.  In the event of a Change in Control, an outstanding Option or SAR that was granted on or after the 2006 Restatement Date may be (i) assumed or substituted with an equivalent option or SAR of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Committee, in the event that the successor corporation does not assume, substitute or replace a Participant’s Option or SAR that was granted on or after the 2006 Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in and have the right to exercise such Option or SAR that was granted on or after the 2006 Restatement Date and which is not assumed, substituted or replaced as to all of the Stock underlying the Award, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR that was granted on or after the 2006 Restatement Date is not assumed, substituted or replaced in the event of a Change in Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR that was granted on or after the 2006 Restatement Date shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR that was granted on or after the 2006 Restatement Date shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR that was granted on or after the 2006 Restatement Date shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Stock subject to such Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR that was granted on or after the 2006 Restatement Date, for each Share of Stock subject to the Option or SAR that was granted on or after the 2006 Restatement Date, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13.2.  Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.  In the event of a Change in Control, an outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the 2006 Restatement Date may be (i) assumed or substituted with an equivalent restricted stock, restricted stock unit, performance share or performance unit award of the successor corporation or a Parent or Subsidiary of the successor corporation, (ii) replaced with a cash incentive program of the successor corporation or a Parent or Subsidiary of the successor corporation, or (iii) terminated. Unless determined otherwise by the Committee, in the event that the successor corporation refuses to assume, substitute or replace a Participant’s Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the 2006 Restatement Date, the Participant shall, immediately prior to the Change in Control, fully vest in such Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit that was granted on or after the 2006 Restatement Date including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit award that was granted on or after the 2006 Restatement Date shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Forfeiture Events.  The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

15. Miscellaneous.

15.1.  Limit on Distribution.  Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Administrator may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Administrator, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

15.2.  Withholding.  All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Administrator, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that in no event shall the Fair Market Value of the number of shares withheld from any Award to satisfy tax withholding obligations exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

15.3.  Transferability.  Awards under the Plan are not transferable except as designated by a Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

15.4.  Notices.  Any notice or document required to be filed with the Administrator under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrator, in care of the Company, at its principal executive offices. The Administrator may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

15.5.  Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Administrator shall require.

15.6.  Agreement With Company.  At the time of an Award to a Participant under the Plan, the Administrator may require a Participant to enter into an Award Agreement with the Company in a form specified by the Administrator, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Administrator may, in its sole discretion, prescribe.

15.7.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

15.8.  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

15.9.  Gender and Number.  Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

15.10.  Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

15.11.  Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16. Amendment and Termination.

16.1.  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

16.2.  Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Other than pursuant to Section 13, the Company also will obtain stockholder approval before implementing a program to reduce the exercise price of outstanding Options and/or SARs through a repricing or Award exchange.

16.3.  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

APPENDIX C

TD AMERITRADE HOLDING CORPORATION
MANAGEMENT INCENTIVE PLAN

(As Proposed to be Reapproved at the 2011 Stockholders Meeting)

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1  Effective Date.  The Plan was approved by the shareholders of the Company at the 2007 Annual Meeting of the Stockholders of the Company. The Plan is hereby amended, effective as of February 24, 2010 (the “Amended Effective Date”).

1.2  Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored deferred compensation plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “Committee” means the HR and Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.7 “Company” means TD Ameritrade Holding Corporation, a Delaware corporation, or any successor thereto.

2.8 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.9 “Disability” means, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receipt by a Participant of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company or an Affiliate.

2.10 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11 “Fiscal Year” means the fiscal year of the Company.

2.12 “Individual Objectives” means quantifiable objectives determined by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include, without limitation, any enumerated Performance Goal, measures related to long-term strategic plans, and measures related to succession plans.

2.13 “Maximum Award” means as to any Participant for any Performance Period, $20 million.

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Period” means any period of time which does not exceed three Fiscal Years, as determined by the Committee in its sole discretion. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

2.17 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Share, (xii) earnings per share, (xiii) earnings yield, (xiv) earnings yield spread, (xv) gross and net client asset growth, (xvi) gross and net account growth, (xvii) total stockholder return, (xviii) return on capital, (xix) return on assets, (xx) product quality, (xxi) economic value added, (xxii) number of customers, (xxiii) market share, (xxiv) return on investments, (xxv) profit after taxes, (xxvi) customer satisfaction, (xxvii) business divestitures and acquisitions, (xxviii) supplier awards from significant customers, (xxix) new product development, (xxx) working capital, (xxxi) Individual Objectives, (xxxii) time to market, (xxxiii) return on net assets, and (xxxiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.18 “Plan” means the TD Ameritrade Holding Corporation Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Retirement” means, with respect to any Participant, a Termination of Employment after attaining at least age 55 and after having at least ten (10) years of continuous service with the Company or any Affiliate.

2.20 “Shares” means shares of the Company’s common stock.

2.21 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.22 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1  Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2  Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3  Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4  Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5  Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6  Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not a Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4
PAYMENT OF AWARDS

4.1  Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2  Timing of Payment.  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than (a) the 15th day of the third month following the end of the Company’s taxable year in which the Performance Period has ended, or (b) March 15th of the calendar year following the calendar year in which the applicable Performance Period has ended.

4.3  Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in Shares of restricted stock, restricted stock units and/or options granted under one of the Company’s stock plans. The number of Shares of restricted stock and/or restricted stock units granted shall be determined in the sole and absolute discretion of the Committee and generally shall be determined by dividing the cash amount foregone by either (i) an average of the fair market value of a Share over a period of time prior to the date of grant of the restricted stock, restricted stock units and/or options, or (ii) the fair market value of a Share on the date that the cash payment otherwise would have been made, rounded up to the nearest whole number of shares. For this purpose, “fair market value” shall have the same meaning as provided by the applicable Company stock plan under which the award shall be granted. The number of options granted shall generally be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of shares. Any restricted stock, restricted stock units or options so awarded may be subject to such additional vesting over a period of not more than four years, and/or be subject to additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets all the performance-based compensation requirements of section 162(m) of the Code.

4.4  Payment in the Event of Death or Disability.  If a Participant dies, or is determined to have a Disability, prior to the payment of an Actual Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the Award shall be paid, in the case of death, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.

4.5  Forfeiture or Repayment in Connection with Certain Events.

(a) Forfeiture or Repayment.  Notwithstanding any contrary provision of the Plan or the terms of any written agreement between the Company and the Participant (including specifically any written employment, severance or change in control agreement), if the Committee determines (in its sole discretion, but acting in good faith) that a Clawback Event has occurred at any time while an individual who participated in the Plan was an Employee and, with respect to each Target Award and Actual Award, such determination is made no later than three (3) years following the later of (i) the end of the applicable Performance Period or, (ii) the date of grant of the Shares of restricted stock, restricted stock units and/or options issued to the Affected Participant in payment of the Actual Award for such Performance Period, then: (i) with respect to the Performance Period then in effect, if the Affected Participant is currently participating in the Plan, participation in the Plan may, in the sole discretion of the Committee, immediately cease, in which case the Affected Participant will have no further rights or interest in his or her Target Award; (ii) with respect to any Performance Period that has ended, but for which any Actual Award has not yet been paid in full to the Affected Participant, the Committee may, in its discretion, reduce or eliminate the unpaid portion of the Actual Award; and (iii) each Actual Award to which this Section 4.5 applies that has previously been paid to the Affected Participant must, if required by the Committee, in its sole discretion, be repaid to the Company. The portion of the Actual Award paid to the Affected Participant in cash must be repaid to the Company in cash. The manner in which the portion, if any, of the Actual Award paid to the Affected Participant in Shares of restricted stock, restricted stock units and/or options granted under one of the Company’s stock plans must be repaid to the Company will be governed by the terms and conditions of the applicable award agreement for such Shares of restricted stock, restricted stock units and/or options. For the portion of the Actual Award that must be repaid in cash, if the Affected Participant refuses to make such payment, the Company will, if directed by the Committee, in its sole discretion, and subject to applicable law (including any Code Section 409A considerations), recover such payment and, if applicable, the amount of its court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Section 4.5 by (w) reducing the amount that would otherwise be payable to the Affected Participant under any compensatory plan, program or arrangement maintained by the Company or any Affiliate, (x) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s (or its Affiliate’s) otherwise applicable compensation practices, (y) reducing any severance benefits that would otherwise be payable or provided to the Affected Participant under any plan, program or arrangement maintained or entered into by the Company or any Affiliate (including specifically under any employment or severance agreement) or (z) by any combination of the foregoing.

(b) Discretion to Reduce Amount Subject to Forfeiture or Repayment.  In the event of a Clawback Event described in subsection (c)(iii)(A) of this Section 4.5, the Committee may, in its sole discretion, limit the amount to be recovered from the Affected Participant to the amount by which the Actual Award exceeded the amount that would have been payable to the Affected Participant had the financial statements been initially filed as restated, as determined by the Committee in accordance with the terms and conditions of the Plan. In the event the Committee exercises such discretion, the Committee will have the discretion to determine how the amount to be recovered will be allocated among the portion, if any, of the Actual Award paid in cash and the portion, if any, of the Actual Award paid in Shares of restricted stock, restricted stock units and/or options granted under one of the Company’s stock plans.

(c) Definitions.

(i) For purposes of this Section 4.5, “Affected Participant” shall mean an individual who is or was a Participant with respect to whom the Committee has determined that a Clawback Event has occurred, regardless of whether the individual is a Participant or Employee at the time of such determination.

(ii) For purposes of this Section 4.5, “Change of Control” shall have the same meaning as that term is defined in the Company’s Long-Term Incentive Plan.

(iii) For purposes of this Section 4.5, “Clawback Event” shall mean one or more of the following: (A) any of the Company’s financial statements are required to be restated resulting from fraud or willful misconduct by the Affected Participant or any other person, provided that the Affected Participant knew or should have known of such fraud or willful misconduct; or (B) any act of fraud, negligence or breach of fiduciary duty by the Affected Participant or any other person, provided that the Affected Participant knew or should have known of such fraud, negligence or breach of fiduciary, resulting in material loss, damage or injury to the Company.

(d) Restrictions on Sale of Stock Pending Determination of Clawback Event.  If the Company reasonably believes that a Clawback Event has occurred, the Company may, in its sole discretion, restrict the Affected Participant’s ability to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, or otherwise dispose of any shares of Company common stock held by the Affected Participant in his or her Company brokerage account (whether issued in connection with an Actual Award or otherwise) pending a final determination by the Committee that a Clawback Event has or has not occurred. Such determination shall be made as soon as administratively practicable but in no event will the Affected Participant be restricted in accordance with the preceding sentence for more than that period of time reasonably necessary for the Committee to determine the existence of a Clawback Event. The Company shall have no responsibility or liability for any fluctuations that occur in the price of the Company’s common stock or for any potential loss or gain the Affected Participant could have realized from the sale of his or her shares of Company common stock during the period of time in which the Affected Participant is restricted in accordance with this Section 4.5(d).

(e) Applicability and Expiration.  This Section 4.5 shall not apply to Actual Awards paid prior to the Amended Effective Date. Further, this Section 4.5 shall expire and have no further force or effect upon a Change of Control. Solely with respect to this Section 4.5, a “Change of Control” shall not be deemed to have occurred if the Company’s outstanding Shares or substantially all of the Company’s assets are purchased by TD Bank Financial Group.

(f) No Waiver.  Any failure by the Company to assert the forfeiture and repayment rights under this Section 4.5 with respect to specific claims against the Affected Participant shall not waive, or operate to waive, the Company’s right to later assert its rights hereunder with respect to other or subsequent claims against the Affected Participant.

(g) No Limitation on Remedies.  The Company’s forfeiture and repayment rights under this Section 4.5 shall be in addition to, and not in lieu of, actions the Company may take to remedy or discipline any misconduct by the Affected Participant including, but not limited to, termination of employment or initiation of appropriate legal action.

SECTION 5
ADMINISTRATION

5.1  Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2  Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

5.3  Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4  Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

6.1  Tax Withholding.  The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.

6.2  No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3  Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.

6.4  Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5  Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6  Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7  Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8  Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

7.1  Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2  Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

8.1  Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.

8.2  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.3  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4  Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.5  Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Nebraska, but without regard to its conflict of law provisions.

8.6  Section 409A of the Code.  It is intended that the Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), pursuant to the requirement that all payments hereunder shall be paid within the applicable short-term deferral period as set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A. The Committee shall administer and interpret the Plan in a manner consistent with this short-term deferral exception and any other regulations or other Internal Revenue Service guidance issued with respect to Section 409A.

8.7  Bonus Plan.  The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.

8.8  Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

REVOCABLE PROXY OF HOLDERS
OF COMMON STOCK
TD AMERITRADE HOLDING CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TD AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 16, 2011 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
The undersigned hereby appoints each of Ellen L.S. Koplow, William J. Gerber and Fredric J. Tomczyk, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of common stock of TD Ameritrade Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska, on Wednesday, February 16, 2011, at 9:00 a.m., Central Standard Time, and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof, and to vote in his or her discretion on any other matters that may come before the meeting or any adjournments or postponements thereof.
1.	ELECTION OF CLASS III DIRECTORS
          (1) J. Joe Ricketts
          (2) Dan W. Cook III
          (3) Joseph H. Moglia
          (4) Wilbur J. Prezzano
☐	For All

☐	Withhold All

☐	For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
3.	AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.
☐ 1 YEAR      ☐ 2 YEAR      ☐ 3 YEAR      ☐ ABSTAIN
4.	LONG-TERM INCENTIVE PLAN. Reapproval of the performance-based compensation measures to be used under the Company’s Long-Term Incentive Plan, as required by Section 162(m) of the Internal Revenue Code.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
5.	MANAGEMENT INCENTIVE PLAN. Reapproval of the performance-based compensation measures to be used under the Company’s Management Incentive Plan, as required by Section 162(m) of the Internal Revenue Code.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN

6.	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending September 30, 2011.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE HEREIN, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 4, 5 AND 6, AND FOR A “1 YEAR” FREQUENCY ON PROPOSAL 3.
     This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 16, 2011 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.
Dated: ________________________________________

(Signature)

(Signature if held jointly)
Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in the full corporate name by an authorized officer. If a partnership or LLC, please sign in firm name by an authorized partner or member.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Please indicate if you plan to attend this meeting.      ☐ YES      ☐ NO